UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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RADISYS CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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__________________

Notice of Annual Meeting of Shareholders
to be Held September 22, 2014
__________________

To the Shareholders of Radisys Corporation:

The annual meeting of shareholders of Radisys Corporation, an Oregon corporation, will be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on September 22, 2014 at 11:00 a.m., Pacific time, for the following purposes:

1.	to elect six directors;

2.	to have an advisory vote to approve compensation of our named executive officers;

3.	to ratify the Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm;

4.	to approve an amendment to the Radisys Corporation 2007 Stock Plan;

5.	to approve the terms of the performance goals established for the Radisys Corporation 2007 Stock Plan; and

6.	to transact any other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on July 29, 2014 are entitled to receive notice of and to vote at the annual meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the annual meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the annual meeting.

A list of shareholders will be available for inspection by the shareholders commencing August 1, 2014 at our corporate headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

By Order of the Board of Directors,

August 11, 2014	Allen Muhich
Hillsboro, Oregon	Chief Financial Officer and Corporate Secretary

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES FOLLOWING THE INSTRUCTIONS PROVIDED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

RADISYS CORPORATION
__________________
PROXY STATEMENT
__________________
SOLICITATION AND REVOCABILITY OF PROXY

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of Radisys Corporation, an Oregon corporation (“we,” “us”, “Radisys”, or the "Company"), to be voted at the annual meeting of shareholders to be held at our headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, on September 22, 2014 at 11:00 a.m., Pacific time, for the purposes set forth in the accompanying notice of annual meeting. All proxies in the enclosed form that are properly executed and received by us before or at the annual meeting and not revoked will be voted at the annual meeting or any adjournments in accordance with the instructions on the proxy. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with our Corporate Secretary, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to our Corporate Secretary before the annual meeting or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the annual meeting.

The mailing address of our principal executive offices is 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”) in 2007, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners on or about August 11, 2014, and the proxy statement, the proxy card and the annual report to shareholders are being first given to shareholders on the same date. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of all the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents and will reduce the impact of our annual meeting on the environment.

The cost of preparing, printing and mailing this proxy statement and of the solicitation of proxies will be borne by us. Solicitation will be made by mail and, in addition, may be made by our directors, officers and employees personally or by written communication, telephone, facsimile or other means. We may request banks, brokers, fiduciaries and other persons holding shares in their names, or in the names of their nominees, to forward this proxy statement and other proxy materials to the beneficial owners and obtain voting instructions for the execution and return of the proxies. We will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses in connection with the proxy solicitation. We have retained Phoenix Advisory Partners to aid in the solicitation of proxies for a fee of approximately $8,500, plus reasonable costs and expenses.

For purposes of conducting the annual meeting, the holders of at least a majority of the shares of common stock issued and outstanding and entitled to vote at the annual meeting will constitute a quorum. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. In a plurality voting, the nominee who receives the most votes for his or her election is elected. Each other proposal requires the approval of a majority of the votes cast on the proposal, provided a quorum is present.

At the annual meeting of shareholders held in 2011, shareholders voted to hold an advisory vote to approve the compensation of our named executive officers on an annual basis; consequently, the Board decided to provide our shareholders an opportunity to vote to approve the compensation of our named executive officers on an annual basis. Although the advisory vote to approve the compensation of our named executive officers is non-binding, the Board of Directors will review the results of the vote and will take them into account in making future determinations concerning compensation of our named executive officers.

If a broker holds your shares, the Notice and, if requested, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker to vote your shares. If you desire to have your vote counted, it is important that you return your voting instructions to your broker. A broker non-vote occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting. Routine matters include the ratification of the appointment of auditors. Non-routine matters include the matters being submitted to the shareholders in Proposals 1, 2, 4 and 5. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the annual meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee in directors' elections. With respect to other proposals, abstentions will count as votes cast, but will not count as votes cast in favor of the proposal and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be considered to have voted on the proposal and therefore, will have no effect. The proxies will be voted for or against the proposals or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for each of the proposals.

The record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting is July 29, 2014. At the close of business on July 29, 2014, 36,247,405 shares of our common stock were outstanding and 36,244,629 shares of our common stock were entitled to vote at the annual meeting. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting. We reserve the right to decide, in our discretion, to withdraw any of the proposals from the agenda of the annual meeting prior to any vote thereon.

PROPOSAL 1: TO ELECT SIX DIRECTORS

Our Board of Directors currently consists of six members. The directors are elected at the annual meeting of shareholders to serve until the next annual meeting and until their successors are elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: C. Scott Gibson, Brian Bronson, Hubert de Pesquidoux, M. Niel Ransom, Lorene K. Steffes, and Vincent H. Tobkin. In June 2014, Kevin C. Melia, one of the Company’s directors, passed away. As a result, the size of the Board reduced to six directors.

If any nominee is not available as a candidate for director, the number of directors constituting our Board of Directors may be reduced before the annual meeting or the proxies may be voted for any other candidate or candidates that are nominated by the Board of Directors, in accordance with the authority conferred in the proxy.

Set forth in the table below is the name, age and position with the Company of each of our directors. Additional information about each of the directors is provided below the table and in "Security Ownership of Certain Beneficial Owners and Management." There are no family relationships among our directors and executive officers.

Name	Age	Position
C. Scott Gibson	62	Chairman of the Board
Brian Bronson	43	Director, President and Chief Executive Officer
Hubert de Pesquidoux	48	Director
M. Niel Ransom	65	Director
Lorene K. Steffes	68	Director
Vincent H. Tobkin	63	Director

C. Scott Gibson has served as a Director since June 1993 and as Chairman of our Board of Directors since October 2002. From January 1983 through February 1992, Mr. Gibson co-founded and served as Chief Financial Officer and Senior VP of Operations, then Executive VP and Chief Operating Officer and finally President and Co-Chief Executive Officer of Sequent Computer Systems, Inc. (“Sequent”), a computer systems company. Before co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel Corporation. Since March 1992, Mr. Gibson has been a director to high technology companies as his full time occupation. Mr. Gibson serves on the boards of several other companies and non-profit organizations, including Triquint Semiconductor, Inc., Pixelworks, Inc., NW Natural, and non-profits St. Johns Medical Center, and Community Foundation of Jackson Hole. During the past five years, Mr. Gibson was previously a director of Verigy, Pty. Mr. Gibson holds a B.S.E.E. and a M.B.A. from the University of Illinois.

We believe that Mr. Gibson's qualifications to serve as a Director include his extensive experience in the semiconductor and computer systems industries, including co-founding and helping take public a highly successful computer systems company. In addition, his service on boards of other high technology companies, including as a member of audit and compensation committees, gives him financial expertise and understanding of compensation policies as well as extensive organizational leadership skills to assist the CEO with strategic planning.

Brian Bronson joined us in 1999 and has been an officer since 2000. From July 2011 through October 2012, he served as our President and Chief Financial Officer. In October 2012, he was named our Chief Executive Officer and President. He was also appointed to serve as a director by the Board on October 2, 2012. Prior to his being named as our Chief Financial Officer in November 2006, Mr. Bronson held the positions of our Vice President of Finance and Business Development and Treasurer and Chief Accounting Officer. Before joining Radisys, from 1995 to 1999, Mr. Bronson held a number of financial management roles at Tektronix, Inc. where he was responsible for investor relations, finance and accounting functions for both domestic and international operations. Prior to joining Tektronix, Inc., Mr. Bronson practiced as a Certified Public Accountant with the accounting firm Deloitte and Touche, LLP. Mr. Bronson holds a bachelors degree in Business Administration and Communications from Oregon State University.

We believe that Mr. Bronson's qualifications to serve as a Director include his 19 years of experience in the technology industry, which provides valuable leadership to the Board and to the Company. His 15 years of experience in key positions throughout the Company allows him to provide valuable perspective to the Board on the Company's operations and finances. Mr. Bronson also brings to the Board his experience as a Certified Public Accountant. The Board believes the combination of these experiences provides valuable insight and perspective to the Board.

Hubert de Pesquidoux has served as Director since April 2012. Mr. de Pesquidoux is the former Chief Financial Officer of Alcatel-Lucent and former President and Chief Executive Officer of the Enterprise Business Group of Alcatel-Lucent. In his nearly 20-year career at Alcatel-Lucent SA (and its predecessor, Alcatel), Mr. de Pesquidoux's executive positions included President and Chief Executive Officer of Alcatel North America; Chief Operating Officer of Alcatel USA; President and Chief Executive Officer of Alcatel Canada; Chief Financial Officer of Alcatel USA and Treasurer of Alcatel Alsthom. He joined Alcatel in 1991 after several years in the banking industry. Mr. de Pesquidoux also previously served as Chairman of the Board at Tekelec, and is a member of the Board and Chairman of the Audit Committee of Criteo and is an Executive Partner at Siris Capital. He is also a member of the Board and Chairman of the Audit Committee of Sequans Communications, and a member of the Board and Chairman of the Audit Committee of Mavenir Systems. Mr. de Pesquidoux was previously a member of the Board of Albaix Energy. Mr. de Pesquidoux holds a master's degree in law and a master's degree in business from the Institute for Political Studies (Sciences Po) in Paris and a DESS in International Affairs from Paris Dauphine University.

We believe that Mr. de Pesquidoux' qualifications to serve as director include his over 20 years of experience of financial and operational management in the telecommunications industry in the U.S., Canada and Europe. This experience gives Mr. de Pesquidoux a deep understanding of the high technology industry both on the service provider side and the large to small enterprise side, including knowledge relating to sales and marketing, R&D, finance, IT and supply chain. As the founder and owner of a private consulting and advisory firm, Mr. de Pesquidoux brings to the board additional financial and technical expertise. His experience on boards of other companies within our industry, including his former Chairman position at Tekelec, further augment his range of knowledge and understanding of Corporate Governance providing experience on which he can draw while serving as a member of our Board. He also qualifies as an "audit committee financial expert" from his experience as a Chief Financial Officer of a large public company and his professional qualifications which give him enhanced expertise to assist the Board with its financial oversight function.

M. Niel Ransom has served as a Director since August 2010. Mr. Ransom is a principal of Ransomshire Associates, Inc., an advisory firm he founded in 2005. He also serves as a board member of Cyan Inc., a provider of packet-optical transport platforms; Polatis, a provider of high performance optical switch solutions in optical communications; and MultiPhy, a provider of integrated circuits for high-speed optical communications. During the last five years, Mr. Ransom was previously a director of ECI Telecom, a provider of networking infrastructure equipment and Applied Micro, a processor and communication device manufacturer. Previously, as worldwide CTO of Alcatel and a member of its Executive Committee, he was responsible for research, corporate strategy, intellectual property and R&D investment. Prior to that, he directed Alcatel's access and metro optical business in North America. Earlier in his career, he directed the Advanced Technology Systems Center at BellSouth and various development and applied research organizations in voice and data switching at Bell Laboratories. He holds a Ph.D. in electrical engineering from the University of Notre Dame, BSEE and MSEE degrees from Old Dominion University, and an MBA from the University of Chicago.

We believe that Mr. Ransom brings to our Board significant international experience acquired during his service as worldwide CTO of Alcatel. Further, Mr. Ransom's experience at Alcatel enables him to offer valuable perspectives on Radisys' corporate planning and development. As a principal of a private advisory firm, Mr. Ransom brings to the Board significant senior leadership, operational and financial expertise. His board engagements in venture capital-based startups bring valuable insights in emerging technology trends.

Lorene K. Steffes has served as a Director since January 2005. Ms. Steffes is an independent business advisor with executive, business management and technical experience in telecommunications, information technology and high tech industries. From July 1999 to October 2003, she was an executive at IBM Corporation where she served as Vice President and General Manager, Global Electronics Industry. She was based in Tokyo for a time as IBM Vice President, Asia Pacific responsible for marketing and sales of solutions for the Telecommunications, Media & Entertainment and Energy & Utilities industries. Prior to her assignment in the Asia Pacific region, she was Vice President of software group services for IBM's middleware products. Ms. Steffes was appointed President and Chief Executive Officer of Transarc Corporation, Inc. in 1997. Prior to this appointment, she worked for 15 years in the telecommunications industry at Ameritech, AT&T Bell Laboratories and AT&T Network Systems. Ms. Steffes is a director on the board of PNC Financial Services Corporation and PNC Bank, NA, and a member of Women Corporate Directors (WCD) and the National Association of Corporate Directors (NACD). She was formerly a member of the Northern Illinois University College of Liberal Arts and Sciences advisory board and was formerly a trustee on the Carlow College Board in Pittsburgh. She holds a BS in Mathematics and MS in Computer Science from Northern Illinois University.

We believe that Ms. Steffes's qualifications to serve as a Director include her extensive technical knowledge and background, including telecommunications industry experience. Ms. Steffes's experience as a Chief Executive Officer of a high technology company and as a senior executive with a global technology company has given her an understanding of the financial, operational and other aspects of doing business globally. In addition, her service on boards of other companies gives her a deep understanding of the role of the Board of Directors in the Company's governance and operations, and broad experience in corporate strategy development.

Vincent H. Tobkin has served as a Director since May 2012. Mr. Tobkin was a Senior Advisor and Director of Bain & Company where he was a founder and practice leader for Bain's technology and telecom global practice area from 1992 to 2009. He joined Bain & Company after serving as a general partner and a founder of Sierra Ventures in 1984. He was a partner and management consultant with McKinsey & Company from 1976 to 1984 and was a founder and a leader of McKinsey’s global technology and telecom practice area. Mr. Tobkin was previously a director and Chairman of the Board of Tellabs, a telecom equipment manufacturer, and a director and Chairman of the Board of MeVC, a publicly traded venture capital firm. Mr. Tobkin holds J.D. and M.B.A. degrees from Harvard University and S.B. and S.M. degrees from the Massachusetts Institute of Technology.

We believe that Mr. Tobkin's qualifications to serve as a director include his vast knowledge of the overall global technology industry and his specific knowledge of the world-wide telecommunications industry and its business practices. He has public company board experience and has advised public companies and their executives throughout most of his career.

CORPORATE GOVERNANCE

Our Board of Directors has affirmatively determined that each of C. Scott Gibson, Hubert de Pesquidoux, M. Niel Ransom, Lorene K. Steffes and Vincent H. Tobkin are "independent directors" as defined by the SEC rules and within the meaning of the Nasdaq Listing Rule 5605(a)(2) and, therefore, a majority of our Board of Directors is currently independent as so defined.

We have implemented corporate governance policies that are designed to strengthen the accountability of our Board of Directors and management team, thereby aiming to achieve long-term shareholder value.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Our Board of Directors has adopted a Code of Ethics applicable to each of our directors, officers, employees and agents, including our Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions. Our Code of Ethics is available on our website at www.radisys.com under Company/Investors/Corporate Governance.

In addition, our Board of Directors has implemented a process whereby shareholders may send communications directly to its attention. Any shareholder desiring to communicate with our Board of Directors, or one or more members of our Board of Directors, should communicate in writing addressed to our Corporate Secretary. Our Corporate Secretary has been instructed by our Board of Directors to promptly forward all such communications to the specified addressees. Shareholders should send communications directed to our Board of Directors to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary.

Our Board of Directors held four regularly scheduled meetings during the fiscal year ended December 31, 2013. The Board separates the roles of Chairman of the Board and Chief Executive Officer. The Board believes this provides an effective leadership model for the Company because it allows the Chief Executive Officer to focus his time and energy on managing and operating the Company while leveraging off of the perspectives and insights of the Chairman of the Board and other members of the Board. In 2013, independent directors met on a regularly scheduled basis in executive sessions without our Chief Executive Officer or other members of the our management present. The Chairman of the Board presides at these meetings.

Each director attended at least 75% of the regularly scheduled meetings of our Board of Directors and the committees of which he or she was a member. We encourage, but do not require, our Board of Directors' members to attend the annual shareholders meeting. Last year six of our directors attended the annual shareholders meeting.

Board Committees

Audit Committee.
We maintain an Audit Committee consisting of Hubert de Pesquidoux as Chair, C. Scott Gibson and Lorene K. Steffes. All of the members of the Audit Committee are “independent directors” within the meaning of the Nasdaq listing standards and Rule 10A-3 of the Exchange Act. In addition, our Board of Directors has determined that Hubert de Pesquidoux and C. Scott Gibson qualify as “audit committee financial experts” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act and are independent within the meaning of Rule 10A-3 of the Exchange Act. Mr. de Pesquidoux qualifies as an audit committee financial expert by virtue of his long service in a number of senior executive positions over 20 years at Alcatel-Lucent and its subsidiaries, including Chief Executive Officer, President and Chief Financial Officer. Mr. de Pesquidoux also serves on the audit committees of Sequans Communications S.A. and Mavenir Systems. Additionally, Mr. de Pesquidoux holds a master's degree in business law from Nancy Law University, is a graduate of the Institute for Political Studies (Sciences Po Paris) with a master's degree in Economics and Finance and holds a master's degree in International Finance from Paris Dauphine University. C. Scott Gibson qualifies as an audit committee financial expert by virtue of his service on our audit committee since 1993, the audit committee of Pixelworks, Inc. since 2002, the audit committee of Triquint Semiconductor, Inc. since 1992 and past service on the audit committees of Inference Corp., Integrated Measurement Systems and Verigy, Pty. Additionally, Mr. Gibson received an M.B.A. in Finance from the University of Illinois in 1976 and served as CFO and Senior VP of Operations for Sequent Computer Systems from 1983 to 1984. Further, from 1985 to 1988, the CFO of Sequent Computer Systems reported to Mr. Gibson. Mr. Gibson has significant audit committee educational experience, including speaking at several KPMG audit committee forums. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to corporate accounting, our reporting practices and the quality and integrity of our financial reports; oversight of audit and financial risk; compliance with law and the maintenance of our ethical standards; and the effectiveness of our internal controls. The full responsibilities of our Audit Committee are set forth in its charter, a copy of which can be found on our website at www.radisys.com under Company/Investors/Corporate Governance. Our Audit Committee met thirteen times in the last fiscal year.

Compensation and Development Committee.
We maintain a Compensation and Development Committee consisting of Lorene K. Steffes as Chair, C. Scott Gibson, and Vincent H. Tobkin. Our Board of Directors has determined that all of the members of the Compensation and Development Committee are independent under applicable Nasdaq listing standards. None of the members of our Compensation and Development Committee are our current or former officers or employees. The Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to our compensation policies and benefit plans, particularly policies relating to executive compensation and performance and associated risks. The Chairman of the Committee reports and reviews the Committee's activities and decisions with our Board of Directors on a regular basis. The Committee met seventeen times in the last fiscal year.

The Compensation and Development Committee is responsible for the design and management of our executive compensation programs as well as our philosophy and programs for all employee compensation, benefit, and development programs on a worldwide basis. In accordance with the Nasdaq listing standards, the Committee has the authority to engage legal counsel, compensation consultants and other advisers. The full responsibilities of the Committee are set forth in a written charter, which is formally reviewed by the Committee on an annual basis. Our Board of Directors regularly reviews the Committee charter and approves any proposed changes made by the Committee. The charter is available on our website at www.radisys.com under Company/Investors/Corporate Governance.

Our Compensation and Development Committee annually reviews and establishes executive compensation levels and makes equity grants to our officers under the Radisys Corporation 2007 Stock Plan (the “2007 Stock Plan”). The Committee has delegated its responsibility for approving non-executive employee new hire and refresher equity grants (up to a maximum grant of 10,000 shares per individual and within established guidelines) to our Chief Executive Officer, Brian Bronson. In addition, pursuant to its Charter, the Committee may delegate authority to its Chairman and one or more members, as the Committee deems necessary, provided that the decisions of such members shall be presented to the full Committee at its next scheduled meeting.

The Compensation and Development Committee engages Mercer, a subsidiary of Marsh & McLennan Companies, Inc., periodically to provide guidance on best practices in executive compensation and supplement the current executive compensation benchmarking process and analysis. Every other year, Mercer provides salary benchmarking data on the top executive officer positions (generally the Chief Executive Officer and Chief Financial Officer positions), and on Board of Director compensation, which data the Committee utilizes in fulfilling its responsibilities.

Our Compensation and Development Committee maintains a formal annual calendar and annual plan to guide the timing of the Committee's review, analysis, and decision making related to our compensation, benefits, and development programs. Our Chief Executive Officer and President and Chief Financial Officer provide inputs and recommendations to the Committee on matters of executive compensation. Under the supervision of the Committee, our Chief Executive Officer and President and Chief Financial Officer have responsibility for the execution of our compensation philosophy and related compensation elements.

Nominating and Corporate Governance Committee.
We maintain a Nominating and Corporate Governance Committee consisting of Vincent H. Tobkin as Chair, M. Niel Ransom, and Lorene K. Steffes. Our Board of Directors has determined that all of the members of the Nominating and Corporate Governance Committee are independent under applicable Nasdaq listing standards. The Committee met six times in the last fiscal year. The Committee (i) recommends for our Board of Director's selection the individuals qualified to serve on our Board of Directors (consistent with criteria that our Board of Directors has approved) for election by shareholders at each annual meeting of shareholders to fill vacancies on our Board of Directors, (ii) develops and recommends to our Board of Directors, and assesses our corporate governance policies or any risks implicated thereby, and (iii) oversees the evaluations of our Board of Directors. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Company/Investors/Corporate Governance. Our Board of Directors considers the recommendations of the Committee with respect to the nominations of directors to our Board of Directors, but otherwise retains authority over the identification of nominees. Candidates to serve on our Board of Directors are considered based upon various criteria, such as ethics, business and professional activities, diversity of relevant business expertise and education, available time to carry out our Board of Directors' duties, social, political and economic awareness, health, conflicts of interest, service on other boards and commitment to our overall performance. The Committee will make an effort to maintain representation on our Board of Directors of members who have substantial and direct experience in areas of importance to us. As noted above, when evaluating candidates for the Board of Directors, the Committee considers each candidate's diversity of relevant business expertise and education and, on an annual basis, the Board of Directors undertakes a self evaluation to help it determine whether the composition of the members of the Board of Directors satisfies appropriate criteria, including such diversity.

Strategic Oversight Committee.
We maintain a Strategic Oversight Committee (formerly the Technology and Market Development Committee) consisting of M. Niel Ransom as Chair, C. Scott Gibson, Hubert de Pesquidoux, and Vincent H. Tobkin. The Committee met three times in the last fiscal year. The Committee is responsible for evaluating the competitive landscape and analyzing global market trends, emerging new technologies and applications, and identifying and evaluating new technologies, markets and applications for the potential growth and development of the Company. The full responsibilities of the Committee are set forth in its charter, a copy of which is posted on our website at www.radisys.com under Company/Investors/Corporate Governance.

Director Nomination Policy

The Nominating and Corporate Governance Committee (the "Nominating Committee") has a policy with regard to consideration of director candidates recommended by shareholders. The Nominating Committee will consider nominees recommended by our shareholders holding no less than 10,000 shares of our common stock continuously for at least 12 months prior to the date of the submission of the recommendation. A shareholder that desires to recommend a candidate for election to our Board of Directors shall direct his or her recommendation in writing to Radisys Corporation, Attention: Corporate Secretary, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124. The recommendation must include the candidate's name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending shareholder's ownership of our common stock. In addition, the recommendation shall also contain a statement from the recommending shareholder in support of the candidate, professional references, particularly within the context of those relevant to membership on our Board of Directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, length of service, other commitments and the like, personal references and a written indication by the candidate of his or her willingness to serve, if elected.

Related Party Transactions Policy

The Company has established procedures regarding approval of transactions between the Company and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. Under the Company's Code of Conduct and Ethics, directors, officers and employees are required to evaluate their relationships, circumstances and actions, such as having a direct or indirect business connection with our customers, suppliers or competitors or being involved in a close personal relationship with an employee of a Company's business partner, and to report any potential conflict of interest situation with a manager or other appropriate person or authority. When such conflict of interest or related party transaction constitutes a transaction required to be disclosed under Item 404 of Regulation S-K, our Audit Committee Charter provides that such transaction must be approved by the Audit Committee prior to initiation of any such transaction. Each member of the Audit Committee uses his or her business judgment in light of the facts and circumstances available in determining whether to vote to approve or disapprove such related party transaction.

2013 DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation	Total
C. Scott Gibson	$97,500	$25,125	$0	$0	$0	$0	$122,625
Hubert de Pesquidoux	$60,000	$25,125	$0	$0	$0	$0	$85,125
Kevin C. Melia (3)	$59,000	$25,125	$0	$0	$0	$0	$84,125
David Nierenberg (4)	$45,000	$25,125	$0	$0	$0	$0	$70,125
M. Niel Ransom	$51,000	$25,125	$0	$0	$0	$0	$76,125
Lorene K. Steffes	$53,500	$25,125	$0	$0	$0	$0	$78,625
Vincent H. Tobkin	$47,500	$25,125	$0	$0	$0	$0	$72,625

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with ASC 718. We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 17 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2013. A supplemental table following these footnotes sets forth: (i) the aggregate number of stock awards and option awards outstanding at 2013 fiscal year end; (ii) the aggregate number of stock awards and options awards granted during fiscal 2013; and (iii) the grant date fair value of equity awards granted by us during fiscal 2013 to each of our directors who was not an executive officer.

(2)
The 2013 Director Compensation Table only requires disclosure of above-market or preferential returns on nonqualified deferred compensation. Participants in our Non-Qualified Deferred Compensation Plan make voluntary contributions to their accounts. Participants elect to benchmark earnings on their accounts to the performance of third-party investment funds available to them under the Non-Qualified Deferred Compensation Plan. Participants select from among the funds available to them. Earnings are calculated and applied to participant accounts daily and may be positive or negative, based on individual fund performance. Although the funds offered to participants under our Non-Qualified Deferred Compensation Plan differ from those under our 401(k) plan, the number of funds and investment objectives of each fund are similar to those under the 401(k) plan. In accordance with SEC rules and publicly available interpretations of these rules by the SEC Staff, earnings on deferred compensation invested in third-party investment vehicles, such as mutual funds, need not be reported as compensation on the Director Compensation Table.

(3)	Mr. Melia passed away on June 17, 2014.

(4)	Mr. Nierenberg resigned from our Board, effective January 17, 2014.

Additional Information With Respect to Director Equity Awards

Name	Option Awards Outstanding at 2013 Fiscal Year End (#) (1)	Stock Awards Outstanding at 2013 Fiscal Year End (#) (2)	Option Awards Granted during Fiscal 2013 (#) (1)	Stock Awards Granted during Fiscal 2013 (#) (2)	Grant Date Fair Value of Option Awards Granted in Fiscal 2013 ($) (3)	Grant Date Fair Value of Stock Awards Granted in Fiscal 2013 ($) (3)
C. Scott Gibson	63,000	11,875	—	7,500	—	25,125
Hubert de Pesquidoux	7,000	12,042	—	7,500	—	25,125
Kevin C. Melia	59,000	11,875	—	7,500	—	25,125
David Nierenberg	7,000	13,209	—	7,500	—	25,125
M. Niel Ransom	7,000	11,875	—	7,500	—	25,125
Lorene K. Steffes	64,000	11,875	—	7,500	—	25,125
Vincent H. Tobkin	7,000	12,042	—	7,500	—	25,125

(1)	Includes both vested and unvested options to purchase our common stock.

(2)
Stock grants to our Board are made pursuant to the terms of the 2007 Stock Plan. Grants of restricted stock unit awards in 2013 vest 25% of the total shares on each of the following dates: October 1, 2013, January 1, 2014, April 1, 2014 and July 1, 2014.

(3)
Amounts in this column represent the fair value of stock options and stock awards, calculated in accordance with ASC 718. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options awarded and the amounts above do not include any forfeiture reserve. For stock awards, that number is calculated by multiplying the fair market value on the grant date by the number of stock awards granted.

Narrative Disclosure of Director Compensation

During 2013, each director who was not employed by us was compensated per the chart below. Director compensation is reviewed on an annual basis. Compensation adjustments, if determined appropriate, are typically effective April 1st. For 2013, there were no changes to the Board committee and chair retainers. Following a market analysis, the Committee determined board compensation was below market by approximately 12.5% and therefore approved an increase to the annual Board and Chairman of the Board retainer took effect April 1, 2014.

	Effective from April 1, 2012	Effective April 1, 2014
Director annual retainer	$35,000	$40,000
Chairman of the Board annual retainer	$75,000	$80,000
Audit Committee Chairman	$20,000	$20,000
Compensation and Development Committee Chairman	$14,000	$14,000
Nominating and Governance Committee Chairman	$11,000	$11,000
Strategic Oversight Committee Chairman	$11,000	$11,000
Audit Committee membership	$10,000	$10,000
Compensation and Development Committee membership	$7,500	$7,500
Nominating and Governance Committee membership	$5,000	$5,000
Strategic Oversight Committee membership	$5,000	$5,000

Effective January 2012, non-employee directors are expected to acquire and hold a minimum of common stock worth six times the annual retainer or 20,000 shares, whichever is the lesser value, and that minimum amount is expected to be reached within three to five years of becoming a director. Directors must purchase a minimum of 10,000 shares unless it causes undue hardship. Directors must reach the minimum stock ownership guidelines prior to selling any shares of Company stock. Of our current non-employee directors, two have reached this ownership goal and three are within the three to five period to reach this goal. Directors who are our employees receive no separate compensation as directors.

In addition, non-employee directors during 2013 received an equity grant of 7,500 restricted stock units. The vesting of the restricted stock units granted in 2013 was over four fiscal quarters as described above. Effective April 1, 2014, non-employee directors will receive an annual equity grant of restricted stock units valued at $55,000. The restricted stock units will vest 25% of the total shares on July 1, 2014, October 1, 2014, January 1, 2015 and April 1, 2015. Newly appointed directors receive a similar grant of 7,000 non-qualified stock options and 4,000 restricted stock units upon appointment to the Board with “refresher” annual equity grants to commence immediately upon appointment if appointment occurs after granting of the annual Board refresher grants or during the next annual refresher cycle for the full Board if appointed prior to the granting of the annual Board refresher grants. Directors are also reimbursed for reasonable expenses incurred in attending meetings.

On February 20, 2014, the Committee adopted a standing policy with respect to outstanding awards granted to the non-employee members of the Board under the 2007 Stock Plan. Under the standing policy, pursuant to Section 16(c)(iii) of the 2007 Stock Plan, in the event of a Transaction (as defined in the 2007 Stock Plan) that results in a change of control of the Company, all time-based vesting conditions shall be accelerated immediately prior to the effective time of such a Transaction without any further action by the Committee or the Board.

During 2013 the Board approved the termination of the Radisys Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), including in respect of deferrals of compensation under the Deferred Compensation Plan prior to January 1, 2005 (such portion of the Deferred Compensation Plan, the “Grandfathered Plan”).  The Deferred Compensation Plan (other than in respect of the Grandfathered Plan) is terminated effective August 31, 2013 and the Grandfathered Plan is terminated effective September 1, 2014. The distribution of plan assets and participant balances under the Grandfathered Plan will begin in September 2014 and will continue through January 2015. Participants with an account balance in the Grandfathered Plan will be paid out in the form designated by the participant at the time of deferral. All other account balances under the Deferred Compensation Plan will be paid out in a lump sum in September 2014.

Each member of our Board was previously eligible to participate in the Deferred Compensation Plan. The Deferred Compensation Plan provided the members of our Board the opportunity to defer up to 100% of compensation (includes annual retainer and committee fees). Contributions by the members of our Board were credited on the date they would otherwise have been paid to the participant. We made no contributions on behalf of our Board members who participated in the Deferred Compensation Plan.

Participants selected from among the fund(s) available to them. Earnings were calculated and applied to participant accounts daily and could be positive or negative, based on individual fund performance.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SIX NOMINEES FOR DIRECTOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of July 31, 2014 (or such other date as otherwise indicated in the footnotes below) by (i) each person known by us to be the beneficial owner of more than 5% of our common stock, (ii) each of our directors and nominees for directors, (iii) each “named executive officer” named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name	Shares Beneficially Owned	Percentage of Common Stock (1)
CURRENT DIRECTORS
C. Scott Gibson (2) (3)	132,924	*
Hubert de Pesquidoux (2)	27,083	*
M. Niel Ransom (2)	47,478	*
Lorene K. Steffes (2)	95,778	*
Vincent H. Tobkin (2)	26,889	*
CURRENT NAMED EXECUTIVE OFFICERS
Brian Bronson (2)	696,396	1.89%
Stephen Collins (2)	17,344	*
Allen Muhich (2)	98,916	*
All directors and officers as a group (9 persons) (2) (4)	1,242,127	3.35%

FORMER DIRECTORS AND EXECUTIVE OFFICERS
Kevin C. Melia (2) (5)	75,778	*
David Nierenberg (2) (6)	4,542,629	12.53%
Amit Agarwal (2) (7)	—	*
Keate Despain (2) (8)	140,662	*

PRINCIPAL SHAREHOLDERS
Columbus Capital Management, LLC (9)	1,868,200	5.15%
1 Market Street, Spear Tower, Suite 3790
San Francisco, CA 94105
The D3 Family Funds, L.P. (6)	4,542,629	12.53%
Nierenberg Investment Management Company
19605 NE 8th Street
Camas, WA 98607
Wellington Management Company (10)	2,228,871	6.15%
280 Congress St.
Boston, MA 02210

*    Less than 1%

(1)	Percentage ownership is calculated based on 36,247,405 shares of our common stock outstanding on July 31, 2014.

(2)	Includes options to purchase shares of our common stock exercisable within 60 days after July 31, 2014 or restricted stock units that will vest within 60 days after July 31, 2014 as set forth below.

Name	Options to Purchase Shares	Restricted Stock Units
Amit Agarwal	—	—
Brian Bronson	536,519	24,525
Stephen Collins	—	12,500
Keate Despain	102,410	9,800
Hubert de Pesquidoux	5,639	—
C. Scott Gibson	48,000	—
Kevin C. Melia	42,000	—
Allen Muhich	68,487	8,261
David Nierenberg	—	—
M. Niel Ransom	7,000	—
Lorene K. Steffes	52,000	—
Vincent H. Tobkin	5,445	—

(3)	Includes 69,046 shares held in the Deferred Compensation Plan.

(4)
The total amount includes 26,695 shares owned by executive officer Grant Henderson, Vice President of Marketing and Product Development and 63,824 options to purchase shares of our common stock, exercisable within 60 days after July 31, 2014 and 8,800 restricted stock units that will vest within 60 days after July 31, 2014.

(5)
Includes 3,000 shares held in an irrevocable trust which are pledged as security on brokerage loan account. There was no outstanding balance on the loan as of July 31, 2014. Mr. Melia passed away on June 17, 2014.

(6)
David Nierenberg is the President of Nierenberg Investment Management Company, Inc. (“NIMCO”), which manages The D3 Family Funds. David Nierenberg, NIMCO and The D3 Family Funds have joint beneficial ownership and shared voting authority over 4,542,629 shares of our common stock. The shares reported herein are based on information set forth in Schedule 13D filed by The D3 Family Funds with the SEC on January 21, 2014. Mr. Nierenberg disclaims beneficial ownership by the four partnerships of NIMCO except to the extent of his own general partner & limited partner investments in each of the funds. Mr. Nierenberg resigned as a Director effective January 17, 2014.

(7)	Mr. Agarwal is no longer with the company.

(8)	Mr. Despain is no longer an executive officer.

(9)
Based solely on information set forth in Schedule 13G filed on April 11, 2014. According to the filing of Columbus Capital Management, LLC, Columbus Capital Management, LLC has sole voting power for zero shares, sole dispositive power for zero shares, has shared voting power for 1,868,200 shares and shared dispositive power for 1,868,200 shares. Matthew D. Ockner has sole voting power for zero shares, sole dispositive power for zero shares, has shared voting power for 1,868,200 shares and shared dispositive power for 1,868,200 shares.

(10)
Based solely on information set forth in Schedule 13G filed on April 10, 2014. According to the filings made Wellington Trust Company, NA (“Wellington Trust”) and Wellington Management Company, LLP (“Wellington Management”, and together with Wellington Trust, “Wellington”), Wellington has sole voting power for zero shares, sole dispositive power for zero shares, shared voting power for 2,228,871 shares and shared dispositive power for 2,228,871 shares. According to the filings made by Wellington, Wellington reported that in its capacity as an investment adviser, Wellington may be deemed to beneficially own 2,228,871 shares of common stock which are held of record by clients of Wellington.

EXECUTIVE OFFICERS

Set forth in the table below is the name, age and position with the Company of each of our executive officers:

Name	Age	Position
Brian Bronson	43	President and Chief Executive Officer
Stephen Collins	51	Vice President, Global Sales
Grant Henderson	49	Vice President, Marketing and Product Management
Allen Muhich	47	Chief Financial Officer

See Brian Bronson's biography above.

Stephen Collins joined us in September 2013 as Vice President, Global Sales. Before joining Radisys, Mr. Collins was the Vice President, Americas Sales with Sonus Networks from 2007 to 2013 where he managed and directed all aspects of the Americas sales organization. Mr. Collins holds a B.A. in Economics from the University of Virginia.

Grant Henderson joined us in September 2006 as Vice President, Product Marketing. He was named an executive officer in January 2014 and is currently our Vice President, Marketing and Product Management. Before joining Radisys, Mr. Henderson was Co-Founder and Executive Vice President of Marketing and Strategy at Convedia Corporation from 2000 to 2006 where he was responsible for the company's marketing, business development and product strategy. He has also held marketing and product management positions at Newbridge Networks, Bell Canada and Telecom Canada/Stentor and has published papers in IEEE Multimedia and IEEE's International Conference on Multimedia Computing and Systems. In addition, he holds a U.S. patent related to IP media processing. Mr. Henderson holds an B.Sc in Computer Science from McMaster University in Canada and has completed postgraduate work at the University of Ottawa.

Allen Muhich joined us in May 2011 as our Vice President of Finance. In October 2012, he was named our Interim Chief Financial Officer, and on February 1, 2013, he was confirmed as our Chief Financial Officer. Prior to joining us, Mr. Muhich was employed by Merix Corporation, serving as Vice President of Finance in 2007, and as Vice President and Corporate Controller from 2008 to 2010, where he was responsible for Global Finance, Accounting and Investor Relations. Mr. Muhich has also held financial management positions at Tripwire, Danaher Corporation, Xerox Corporation, and Tektronix, Inc. Mr. Muhich has over 20 years of public company experience in finance and accounting functions focused on manufacturing, growth and technology businesses. Mr. Muhich holds a B.A. degree in Accounting from Western Washington University.

Executive Officer Compensation
Executive Compensation Discussion and Analysis (CD&A)

Section I: Executive Summary

Radisys Corporation (the “Company”) continued to make tangible progress on its strategic transformation throughout 2013. The Company’s focus on business strategy, operational performance and simplification, as well as deep and fundamental restructuring and streamlining of the Company, has positioned the Company for long-term growth and we expect to return to non-GAAP profitability and positive cash flow in the second half of 2014.

The Company continued to experience revenue challenges throughout 2013 due to constrained global telecom infrastructure spending in our target markets and historical strategic decisions to focus on certain markets and products. The Company increased focus and investment in three areas: Media Processing, LTE Solutions and Services, and next generation telecommunications platforms. Also, in 2013 we initiated and substantially completed an organizational restructuring that when ultimately complete is expected to reduce annual gross expenses by over $30 million (compared to 2012). We anticipate completing these restructuring activities in the second half of 2014. The organizational restructuring includes the elimination of management layers resulting in increased span of control, the closure of our Shanghai design center and Penang operations center as well as the movement of the Company’s contract manufacturing to a different outsourcing partner located in Shenzhen, China. In 2014, we have moved much of our attention to winning new business in the three strategic areas mentioned above.

The Compensation & Development Committee (the “Committee”) believes the executive team achieved a number of strategic initiatives that established a foundation for improved financial performance and positioned the Company for long-term earnings growth. Therefore, in order to retain and motivate essential executive team members necessary to continue the strategic transformation that is required, the Committee chose to maintain competitive base pay levels, align short term incentive compensation to the achievement of near-term financial measures and align long term incentive targets to the achievement of strategic objectives that are necessary to position the Company for improved long-term success.

Compensation Philosophy

The Committee has adopted a performance-based executive compensation philosophy that is competitive with other similarly sized technology companies. Executive compensation programs are designed to reflect the following key objectives:

•
To attract and retain executives needed to achieve the Company's business objectives. This objective is achieved through no less than annual reviews of executive total compensation and benefit programs to ensure market competitiveness.

•
To substantially link executive compensation with the achievement of near-term operating plans. This is achieved through variable compensation programs which are directly aligned to key operating goals and strategic objectives. The Committee has set clear expectations that certain levels of positive operating income must be achieved to enable funding of both variable cash and equity compensation.

•
To provide the opportunity for additional variable compensation through the achievement of longer-term strategic objectives and the creation of shareholder value. This is achieved through the issuance of awards under equity-based compensation programs and includes the use of performance-based shares.

The Committee believes the amount of variable or "at risk" compensation tied to meeting company objectives should increase as a percentage of an executive's overall compensation as the executive’s level of responsibility increases. An executive's target compensation is based on his/her job scope and level of responsibility, with a large portion of the opportunity tied to Company performance and shareholder return. We believe the Company’s balance between base salary and both short and long-term variable compensation is competitive with other similar companies in the industry peer group.

Pay for Performance

The Company targets to deliver above market compensation for above market company performance and below market compensation for below market company performance, resulting in executive compensation increasing or decreasing based on the overall performance of the Company. When determining the targets for executive variable compensation, the Committee selects metrics that it believes are most closely tied to the market’s expectation of both near-term financial objectives and those strategic goals necessary for long-term success. For 2013, variable cash compensation was contingent upon the achievement of non-GAAP operating income targets, while performance-based equity vesting was dependent upon achievement of key strategic objectives that the Committee believes are fundamental in preparing the Company for success in 2014 and beyond.

The link between pay and performance is highlighted by the trends in the Chief Executive Officer's compensation below. The Chief Executive Officer's total actual and potential compensation (sum of annual base pay, variable cash compensation earned, actual equity awards released/outstanding, Continuous Computing (“CCPU”) assumed shares and Long-Term Incentive Plan (as amended and restated, the “LTIP”), each as defined below) has generally been reflective of stock price over the last five years. More than 50% of the Chief Executive Officer's compensation has been tied to Company performance for the periods presented below. The overall increase in CEO pay in 2013 over 2012 is primarily due to the achievement of 2013 strategic initiatives that we expect will impact the financial results of the company in 2014 and beyond. Recognition of this progress has been reflected in the overall increase in 2014 average monthly stock price as compared to 2013 (January 2014 average daily closing stock price = $2.65, February 2014 average daily closing stock price = $3.37, March 2014 average daily closing stock price = $3.87, April 2014 average daily closing stock price = $3.31, May 2014 average daily closing stock price = $3.13, June 2014 average daily closing stock price = $3.25, and July 2014 average daily closing stock price = $3.34).

“Annual Base”- means the annual base salary effective at year-end.

“Variable”- means the total short-term cash incentive awards earned during the calendar plan year. For Mr. Dagenais, only his bonus payment for performance during the 2nd half of 2011, after the Continuous Computing acquisition, is included. For Mr. Grout, both 1st & 2nd half bonus payments are included for 2011.

“Actual Equity” - means the value of equity awards (other than LTIP) outstanding at year-end. For RSUs, such value is the value of unvested RSUs outstanding at year-end. For stock options (vested and unvested), such value is the difference between an option's strike price and the stock price at year-end; if an option's strike price is below the year-end stock price, the value of the option is $0.

“CCPU Assumed Shares” - means those unvested shares issued by Continuous Computing which were converted and assumed by the Company on the acquisition date.

“LTIP” - means the value of Long-Term Incentive Plan (as amended and restated) awards which are designed to be paid when the indicated performance targets are achieved within the applicable performance periods. Such value is the value at year-end of the shares earned and released under the plan during 2013.

“Stock Price” - means the closing stock price on the last day of the calendar year.

For a comparison of the Company stock performance relative to the NASDAQ Composite and other composites at the end of each calendar year, please refer to the table below.

Section II: Elements of Executive Compensation

The following table outlines elements of direct compensation of executives in 2013 and how it aligns with the Company's philosophy and business strategy.

Compensation Element	What is Rewarded	How it aligns with Strategic Objectives	Fixed or Variable / Performance Related
Base Salary	Skills and abilities critical to success of the business Experience and performance against individual objectives Demonstrated success in meeting or exceeding key financial and other business objectives	Competitive base salaries enable the attraction and retention of talent Merit-based salary increases reflect pay for performance philosophy	Fixed / Merit Increases are Performance-Related
Variable Compensation (short-term incentives)
Variable Compensation Plan:

Organizational performance during the year measured by achievement in respect of pre-defined profitability goals

Individual performance during the year measured against identified goals and objectives
		Payout of awards depends on ability to fund and individual and organizational performance Competitive, market-based variable incentive targets enables the attraction and retention of talent	Variable / Performance-Related
	Sales Incentive Plan: Performance during the year measured by achievement with respect to pre-defined revenue and design win goals	Payout is dependent upon overall sales organization performance Competitive, market-based variable incentive targets enables the attraction and retention of talent	Variable / Performance-Related
Equity Compensation (long-term incentives)	Stock Options: Increase in stock price Retention	Value results from stock price increases Vesting schedule supports retention	Variable / Performance-Related
	Restricted Share Units ("RSUs"): Increase in stock price Retention	Although RSUs always have value, the value increases or decreases as the stock price increase or decreases Vesting schedule supports retention	Variable / Performance-Related

Performance Based Awards (LTIP / Overlay):

Performance relative to pre-determined strategic and financial goals (product delivery, market penetration, long-term growth/design wins and operational/financial metrics)
		Payout is based on metrics important to shareholders Performance period spans 1-2 years and supports retention	Variable / Performance-Related

In addition to direct compensation, the Company provides executives with the following indirect compensation.
Executives are provided with the same benefit options as those provided to other employees in the same location. The U.S. based employee benefit program includes medical, dental and vision plans, an Employee Stock Purchase Plan (“ESPP”), a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage.

During 2013, executives, certain other senior employees and members of the Board of Directors were also eligible to participate in the Radisys Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"). The gains or losses of participants in the Deferred Compensation Plan, based on their investment choices, are not a factor in determining a participant's base salary, cash incentive payments, equity awards or any other forms of reward or compensation. During 2013, the Board of Directors approved the termination of the Deferred Compensation Plan. The distribution of plan assets and participant balances will begin in September 2014 and continue through January 2015. See "Narrative Disclosure Describing Material Factors - 2013 Nonqualified Deferred Compensation Plan Table" under Summary Compensation Table for additional information regarding the termination of the Deferred Compensation Plan.

Executives do not receive any special perquisites such as club memberships, pension plans, automobile allowances or dwellings for personal use. Relocation packages to newly hired executives and other newly hired employees are defined within the Company's hiring policy and are based on standard market practices for executive-level relocation.

Section III: Compensation Determinations

2013 Individual Compensation Changes - In February 2013, the Committee approved compensation changes for Mr. Muhich in conjunction with his promotion to Chief Financial Officer and Mr. Despain and Mr. Agarwal in conjunction with their increased scope of role in managing their respective business units, including direct oversight over their respective sales organizations. In June 2013, the Committee approved a base pay change for Mr. Bronson, consistent with a planned increase that was discussed at the time of his promotion to Chief Executive Officer in October 2012.

In September 2013, in conjunction with the annual merit review process for North America employees and the annual executive compensation review process, the Committee approved compensation adjustments to base pay and variable compensation targets for Mr. Muhich, Mr. Agarwal and Mr. Despain.

In January 2014, Mr. Agarwal stepped down from his position as Vice President and General Manager of the Company’s software-solutions product group and left the Company. In connection with Mr. Agarwal’s departure, and in addition to the benefits provided to Mr. Agarwal pursuant to his executive severance agreement, the Committee exercised its discretion to accelerate the time-based vesting conditions of Mr. Agarwal’s awards under the overlay plan for which the performance-based vesting conditions had been satisfied prior to his departure. See “Potential Post-Employment Payments” under Summary Compensation Table for a summary of the benefits received by Mr. Agarwal pursuant to his executive severance agreement.

The table below reflects approximate compensation market percentiles1 of each compensation element for each Named Executive Officer (“NEO”).

Named Executive Officer[2]	Date	Base Salary	Target Variable (% of Pay)[3]	Target Total Cash Comp	Actual Total Cash Comp	Comments
Brian Bronson, Chief Executive Officer	January 2013	25th-50th	50th	25th-50th	<25th	President and Chief Executive Officer
	June 2013	50th-75th	50th	50th-75th	<25th	Merit adjustment effective June 1, 2013
Amit Agarwal, Vice President & GM	January 2013	25th-50th	50th	25th-50th	<25th	Vice President and General Manager
	February 2013	50th-75th	25th-50th	25th-50th	<25th	Expanded role effective February 1, 2013 to include business unit sales responsibility
	September 2013	50th	25th-50th	25th-50th	<25th	Merit adjustment effective September 1, 2013
Stephen Collins, Vice President, Global Sales	September 2013	50th	50th-75th [4]	25th-50th	<25th	Vice President, Global Sales hired September 30, 2013
Keate Despain, Vice President & GM	January 2013	50th	50th-75th	50th-75th	<25th	Vice President and General Manager
	February 2013	25th-50th	25th	25th-50th	<25th	Expanded role effective February 1, 2013 to include business unit sales responsibility
	September 2013	25th-50th	25th-50th	25th-50th	<25th	Merit adjustment effective September 1, 2013
Allen Muhich, Chief Financial Officer	January 2013	<25th	<25th	<25th	<25th	Interim Chief Financial Officer
	February 2013	<25th	25th	<25th	<25th	Promotion to Chief Financial Officer effective February 1, 2013
	September 2013	25th	25th-50th	25th-50th	<25th	Merit adjustment effective September 2, 2013

1 Market percentiles are approximate based on 2013 benchmark data as further explained in Section IV below.
2 Reflects September 2013 job title.
3 Target Variable excludes the targeted supplemental incentives described under Short-Term Incentive Plans below.
4 Mr. Collins receives a portion of his Target Variable pay under the company’s Variable Compensation Plan and a portion under the Sales Incentive Plan.

Short-Term Incentive Plans

The 2013 Variable Compensation Plan was designed to support the Company's pay for performance philosophy and motivate and compensate executives for the achievement of planned profitability and other pre-approved management by objective (“MBO”) goals. To meet its stated philosophy, the Committee utilized non-GAAP operating income targets as the primary measure by which to establish variable compensation funding. Actual non-GAAP operating income achievement against those targets determined first and second half 2013 funding with over or under achievement resulting in higher or lower funding based upon a pre-established linear relationship, subject to the Committee’s discretion to increase or decrease funding. In addition, a minimum level of non-GAAP operating income, or threshold, for each half of 2013 was required to be met to begin funding. Similarly, as discussed below, payout for a portion of second half 2013 funding was dependent upon the achievement of individualized MBOs by executives with a threshold set at non-GAAP operating income achievement above zero.

The first half 2013 non-GAAP operating income target was set at $2.6 million. The threshold for first half 2013 funding was set at 90% of the non-GAAP operating income target and would fund a 25% payout of first half variable compensation. A 100% achievement of the first half 2013 non-GAAP operating income target would fund a 30% payout of first half variable compensation. The maximum non-GAAP operating income achievement level was set at $6.7 million and would fund a 100% payout of first half variable compensation. In the event of non-GAAP operating income achievement above the level required for 100% funding, the amount in excess of 100%, up to a maximum non-GAAP operating income achievement of 200% or $13 million in first half funding, would be applied towards the second half 2013 funding.

Actual first half non-GAAP operating income was $1.5 million, which was below the threshold required for funding. The Committee recognized the significant progress on key strategic initiatives, including development of a cost reduction strategy to reduce Company expenses by approximately $30 million by September 2014, and approved a discretionary payout under the first half plan at 25% of first half target variable compensation for all plan participants, subject to the Company meeting revenue and earnings per share (“EPS”) guidance for Q2 2013, which was achieved.

The second half variable compensation plan was contingent upon meeting specific individual MBOs as well as non-GAAP operating income targets. 50% of the payout was contingent upon the achievement of MBOs; however; no MBO funding would be available in the event second half non-GAAP operating income was below zero. Second half MBOs were intended to motivate executives to achieve key strategic milestones over which they had the most influence. These MBOs included specific targets for Platforms and Software and Solutions revenue levels, design wins and profitability as well as key milestones needed to successfully complete the Company’s transformation. Executives had the opportunity to earn higher or lower than target variable compensation depending upon the achievement of their specific MBO against the pre-established target. The remaining 50% of variable compensation opportunity was contingent upon the achievement of planned second half non-GAAP operating income. Below plan non-GAAP operating income performance would not fund the remaining 50% second half payout. The achievement of planned non-GAAP operating income would result in 100% of target funding up to a maximum of 200% (on a linear basis for second half non-GAAP operating income above target).

The second half 2013 non-GAAP operating income target was set at $4.0 million. Actual second half non-GAAP operating income performance was ($9.5) million, below the target level for funding. Therefore, second half 2013 Variable Compensation Plan was not funded and there was not a payout.

The table below summarizes the 2013 Variable Compensation Plan payout for each NEO:

	Actual Payout 2013 First Half		Actual Payout 2013 Second Half
Named Executive Officer	Payout	% Attainment	Payout	% Attainment
Brian Bronson	$56,418	25%	$0	0%
Amit Agarwal	$18,033	25%	$0	0%
Stephen Collins	N/A	N/A	$0	0%
Keate Despain	$16,033	25%	$0	0%
Allen Muhich	$16,769	25%	$0	0%

The 2014 Variable Compensation Plan is reflective of the Committee’s continued desire to align management compensation with the achievement of targeted levels of profitability. Subject to the Committee’s discretion to adjust awards, the 2014 Variable Compensation Plan will fund based upon the achievement of planned non-GAAP operating income with no funding occurring below a threshold of 90% of annual planned non-GAAP operating income. The achievement of planned non-GAAP operating income will result in 50% variable compensation funding. Greater than 50% funding can be achieved when non-GAAP operating income exceeds the maximum target up to a maximum funding of 200% of target variable compensation.

Actual Company non-GAAP operating income will determine the Company’s variable compensation funding factor that will then be combined with an individual performance factor to determine each Executive’s 2014 Variable Compensation payout amount. The Committee can exercise discretion on the timing of payment and may increase or decrease payouts for individual executives based upon individual contributions to the achievement of the Company’s performance objectives and the Company’s profitability levels.

A Sales Incentive Plan was in place for Mr. Collins for the fourth quarter of 2013. The sales incentive plan makes up 50% of his total target incentive compensation, the other 50% was eligible to be earned via the Variable Compensation Plan (as described above).

The milestones for the Q4 2013 period were MBO-based and focused on assessing and finalizing the sales organization structure and conducting customer visits with nine identified key customers. Mr. Collins assessed and finalized the sales organization structure and conducted all nine key customer visits during Q4 2013. The Committee recognized the immediate execution and impact of his work and approved a sales incentive plan payout for Q4 2013 at 125% of target.

Named Executive Officer	Actual 2013 Sales Incentive Plan Payout	% Attainment
Stephen Collins	$28,438	125%

The 2014 Sales Incentive Plan is intended to motivate the Company’s sales organization to achieve both short and long-term revenue objectives. Individuals are assigned specific performance targets including, but not limited to, the achievement of revenue and/or bookings against annual revenue and/or bookings quotas as well as the achievement of qualified design wins against an annual design win quota. A participant has the opportunity to earn sales incentive compensation at a higher rate for revenue and/or bookings and design wins realized in excess of annual revenue and/or bookings and design win quotas.

In 2014, 50% of Mr. Collins’ variable compensation will be determined by the Company’s 2014 Variable Compensation Plan (as described above) with the remaining 50% to be determined by the Company’s sales incentive plan. Mr. Collins’ 2014 sales incentive plan quota targets were established by the Committee as follows: 50% for the achievement against a Company revenue quota of $220 million and 50% against the achievement of Trillium Software-Solutions bookings of $24 million and MRF revenue of $30 million and overall Company design win points of 180, which are aligned with the high end of market expectations for the Company in each of these areas.

The Committee has approved targeted supplemental incentives for certain executives to encourage and reward the accomplishment of aggressive goals in support of critical company objectives. Supplemental programs and corresponding payments include the following:

•
A special incentive cash generation bonus plan for Mr. Bronson in the amount of $500,000 and Mr. Muhich in the amount of $120,000 that is intended to encourage and reward for the stabilization of the business and improvement in cash position for the performance period of October 1, 2012 through December 31, 2015. The performance goal is the generation of $60 million of cash for the Company, inclusive of operating results and merger and acquisition activity, excluding proceeds of new debt and new stock. The participants will receive 33.33% of the special incentive upon achieving a cash generation threshold of $20 million at the end of any fiscal quarter during the performance period. The measurement of performance to goal will occur upon the achievement of the threshold performance goal and at the end of each fiscal year thereafter. No payment has been made at this time.

•	A special incentive bonus for Mr. Despain in the amount of $40,000 for closing on the sale of the Company's OS-9 business in Q1 2013. The milestone was achieved and payment was made in March 2013.

•	A special incentive bonus for Mr. Muhich in the amount of $5,000 for work on a special project involving one of the Company’s critical strategic initiatives. The payment was made in July 2013.

•	A special incentive bonus for Mr. Agarwal in the amount of $25,000 for closing on a settlement for an outstanding claim. The milestone was achieved and resulting payment was made in September 2013.

Long-Term Incentive Plans

Equity continues to be a substantial component of the Company’s compensation strategy and is intended to attract, retain and motivate key talent to achieve the Company's strategic objectives. In support of these strategic objectives, a combination of performance and time-based shares are utilized.

Annual Equity Refresher - The Committee reviewed and approved an annual refresher grant for executives and key individuals effective September 6, 2013. Executives received 100% of their 2013 refresh grants in the form of stock options. The refresher grants are subject to the terms and conditions of the 2007 Stock Plan and vest over a three year period. Refer to the 2013 Grants of Plan Based Awards table for actual share quantities granted to NEOs.

Overlay Grants - An overlay grant was made effective September 4, 2012 for executives and certain key individuals to provide focus to the achievement of near-term strategic objectives. The overlay grants were performance-based RSU awards with quarterly performance metrics covering the period September 1, 2012 through December 31, 2013. RSUs were earned quarterly based upon the achievement of specific near-term product delivery, design win and operational performance metrics. The payout of any given quarterly performance period could be up to 116% of target amounts if all performance objectives were met at maximum achievement levels.
First half 2013 performance targets were weighted one third each between stretch new product delivery milestones required to meet customer roadmaps, design win achievement levels and operational objectives that were focused on improving overall working capital levels. Second half 2013 performance targets were weighted 50% on meeting stretch market penetration and new product delivery milestones required to meet customer roadmaps and 50% on meeting the Company’s aggressive cost reduction milestones as well as cash generation targets.
The performance results and corresponding payout for each performance period measurement date based upon these objectives are illustrated below:

Performance Period Measurement Date	Payout (% of target)
March 31, 2013	102.0%
June 30, 2013	104.4%
September 30, 2013	88.4%
December 31, 2013	100.0%
Each quarterly award payout cliff vests one calendar year after the performance period measurement date. Refer to the 2013 Grants of Plan Based Awards table for overlay awards granted and earned by the NEOs.

The tables below detail the 2013 overlay grant performance targets and results.

Objective	Q1 2013 Performance Targets	Weighting	Score
Product Delivery (33.33%)	Media Resource Function (“MRF”) Product Launch	25%	100%
	Trillium Product Launch	25%	100%
	Platform Cost Reductions	25%	100%
	Define Next Generation Platform	25%	125%
Design Win (33.33%)	Q4 + Q1 = 15 Net Present Gross Margin	100%	100%
Operational (33.33%)	Cash Cycle Days 43-44 days	50%	100%
	Inventory ≤ $28m	50%	100%

Objective	Q2 2013 Performance Targets	Weighting	Score
Product Delivery (33.33%)	MRF Feature Additions	33%	125%
	MRF Customer Feature Addition	33%	100%
	MRF Codec Addition	33%	100%
Design Win (33.33%)	8 Net Present Gross Margin	100%	106%
Operational (33.33%)	Cash Cycle Time 43 - 44 days	50%	100%
	Inventory ≤ $27m	50%	100%

Objective	Q3 2013 Performance Targets	Weighting	Score
Market Penetration and Product Delivery (50%)	MRF Customer Feature Addition	34%	100%
	Trillium Product Release	33%	100%
	Technical Definition of Next Generation Platform	33%	90%
Execution (50%)	Hit Shanghai Shutdown Milestones per Engineering's Transition Plan	25%	110%
	Hit Contract Manufacturing Transfer Milestones	25%	110%
	Hit Penang Shutdown Milestones	25%	100%
	Cash Generation	25%	0%

Objective	Q4 2013 Performance Targets	Weighting	Score
Market Penetration and Product Delivery (50%)	MRF Customer Feature Addition	20%	100%
	MRF Video Application Addition	20%	125%
	Trillium Product Release	20%	125%
	Solution Product Release	10%	100%
	Prototype Delivered for Next Generation Blade	15%	75%
	Demonstration of Next Generation Platform	15%	100%
Execution (50%)	Hit Shanghai Shutdown Milestones per Engineering's Transition	25%	125%
	Hit Contract Manufacturing Transfer Milestones	25%	125%
	Hit Penang Shutdown Milestones per Transition Plan	25%	125%
	Cash Generation	25%	0%

Long Term Incentive Plan (LTIP) - The Committee granted shares under the Company’s LTIP on September 10, 2012 covering the period from October 1, 2012 through December 31, 2014. The LTIP grants are performance-based RSU grants with semi-annual performance metrics tied to the achievement of specific objectives focused on market penetration, long-term growth and other financial objectives. Actual share payout can be up to 125% of the target award if all performance objectives are met at maximum achievement levels. There is an additional accelerator tied to stock price that can increase the maximum payout to up to 250% of the target award. Performance measurement dates and vesting dates align to each calendar half end date in 2013 and 2014. Refer to the 2013 Grants of Plan Based Awards table for LTIP share quantities granted to NEOs.
First half 2013 performance targets were weighted 35% on the achievement of specific stretch market penetration objectives with key strategic product lines, 35% on the achievement of design win objectives and 30% on the achievement of planned non-GAAP operating income. Second half 2013 performance targets were weighted 20% on the achievement of specific stretch market penetration objectives with key strategic product lines, 60% on the achievement of design win objectives and 20% on the achievement of planned non-GAAP operating income.
The performance results and corresponding payout for each performance period measurement date based upon these objectives are illustrated below:

Period	Performance Period Measurement Date	Payout (% of target)
1H 2013	June 30, 2013	96.8%
2H 2013	December 31, 2013	83.0%

The tables below detail the 2013 LTIP performance targets and results.

Objective	1H 2013 Performance Targets	Weighting	Score
Market Penetration (35%)	Key MRF Trial	25%	125%
	Key Trillium Trial	25%	100%
	Key Customer Design Win	25%	100%
	Key A&D or Medical Design Win	25%	100%
Long-Term Growth (35%)	Design Wins at or above Plan	100%	102%
Financial Performance (30%)	Non-GAAP Operating Income at or above Plan	100%	80%

Objective	2H 2013 Performance Targets	Weighting	Score
Market Penetration (20%)	Winning Named Key Business Milestone	50%	125%
	Market Validation of Next Generation Platform	25%	110%
	New Trillium Trial	25%	125%
Long-Term Growth (60%)	Company Design Wins/Bookings at Plan	100%	98%
Financial Performance (20%)	Non-GAAP Operating Income at Plan	100%	0%

2013 Out of Cycle Grants for Executive Officers - Options and LTIP shares were granted to Mr. Muhich effective February 1, 2013 in conjunction with his promotion to Chief Financial Officer. Options were granted to Mr. Agarwal and Mr. Despain effective February 1, 2013 in conjunction with the assumption of sales organization and revenue generation responsibilities for their respective business groups. A new hire grant was approved for Mr. Collins in conjunction with the commencement of his employment on September 30, 2013. The grant consisted of a mix of Stock Options, RSUs and LTIP shares.

The grant quantities were based upon market-based total compensation target levels that utilize a value based approach with the objective of ensuring the unvested equity grants are sufficient in value to retain and provide strong performance incentives for the executive in future years. The grant quantities were recommended by management, modified as necessary, and ultimately approved by the Committee.

The out of cycle LTIP awards are subject to the same terms and conditions as the awards granted on September 10, 2012. Refer to the 2013 Grants of Plan Based Awards table for awards granted to NEOs.

Section IV: Compensation Framework

The Board of Directors has delegated responsibility to the Committee for final approval of executive base salary, variable cash compensation, equity compensation, as well as any executive employment offers, executive change of control agreements, severance agreements and other executive compensation programs. The Committee also guides executive development programs and succession planning in order to maintain and develop the Company's leadership team. The Committee maintains an annual calendar to guide the timing of its review, analysis, and decision-making related to executive compensation, benefits and development programs.
The Committee and the Chairman of the Board assess the performance of the Chief Executive Officer annually. The Chief Executive Officer's performance review process includes a Chief Executive Officer self-appraisal, a formal Board of Directors evaluation process as well as a performance appraisal delivered by the Chairman of the Board of Directors. The Chief Executive Officer is responsible for assessing the performance of each executive reporting to him.

The Committee reviews compensation recommendations provided by management and makes all final executive compensation related decisions. Under the supervision of the Committee, the Chief Executive Officer and human resources staff have responsibility for the implementation of executive compensation programs.

Our ongoing compensation practices are reflective of our compensation philosophy and align to a number of best practices and/or industry standards, including:

•
The Committee oversees all elements of compensation for the executive officers while directly retaining an independent compensation consultant that performs services solely in support of the Committee.

•	Compensation plans are competitive with industry peers. Plans are annually monitored, evaluated and compared against trends in executive compensation.

•
Subject to the Committee’s ability to exercise its discretion to provide for funding if special circumstances warrant, the variable compensation plan requires a minimum level of non-GAAP operating income performance to fund a payout. There is an opportunity for increased funding if Company and individual performance exceeds plan goals.

•
Equity is a substantial component of an executive's total compensation, aligning an executive's long-term interest with that of shareholders. A combination of performance-based & time-based equity awards are used.

•	Performance-based metrics are used to trigger and scale payment for short and long-term incentives.

•	Equity-based incentive plans prohibit backdating and re-pricing of stock options.

•	Executive officers' change of control agreements provide for a "double trigger" payout with stock acceleration provisions included only for the Chief Executive Officer and Chief Financial Officer.

•	Special perquisites, tax equalization or gross-up benefits, or benefits designed solely for executive officers are not provided.

•	The Committee reviews annually all compensation plans to ensure incentives do not promote taking undue risk.

•	A peer group for benchmarking total shareholder return was established to measure and compare pay and performance linkage (see Peer Group below).

•	A dashboard, consisting of variable compensation costs and financial performance metrics, is reviewed each quarter by the Committee to monitor and further assess the pay for performance model.

•
Stock ownership guidelines promote the alignment of the long-term interests of executives with the long term interests of the shareholders, as well as, foster long-term retention of executives; the Committee reviews stock ownership status annually. The Company's ownership guidelines are three times base salary for the Chief Executive Officer and one times base salary for all other executive officers. All NEOs must be “net” buyers until stock ownership requirements are fulfilled within a 3 year grace period. Of our current executive officers, none have reached this ownership goal and all are within the 3 year grace period.

•
A clawback policy applicable to section 16 officers was adopted in 2014.  The policy provides the Board of Directors the ability to recover performance based compensation paid to an executive in the event of any fraud or willful misconduct by one or more executives that results in the required restatement of any financial reporting required under the securities laws or other similar laws or regulations as applicable to the Company.

The most recent shareholder advisory vote on compensation of NEOs resulted in a 90.11% vote “For” the approval of the compensation of the Company's NEOs (excluding broker non-votes). Accordingly, except for the adoption of a formal clawback policy, no changes to the Company's executive compensation programs were made as a result of the shareholder advisory vote, but the Company intends to continue emphasizing its pay for performance compensation philosophy. The shareholders voted to hold an advisory vote on the compensation of NEOs every year. The Company intends to hold such advisory vote on compensation each year.

Peer Group

The Committee has established a peer group of similarly situated companies against which to compare and assess the Company's programs and performance. The Committee will utilize peer data to review total shareholder return as a part of its pay for performance linkage, Chief Executive Officer and Chief Financial Officer compensation and general compensation practices. The peer group consists of a selection of high technology companies, companies located in proximity to the Company’s corporate headquarters and other proxy advisory peers considered to be a relative comparison for evaluation purposes. The following companies were selected and utilized as peer companies in 2013:

Cognex Corporation	Mercury Systems	TriQuint Semiconductor
Dialogic Inc.	Planar Systems, Inc.	Zygo Corporation
Electro Scientific Industries Inc.	Sonus Networks
FEI Company	Super Micro Computer, Inc.

In early 2014 the peer group was revised to include companies that more closely align to the Company’s product and industry as well as company size. The Committee evaluated a number of factors, including number of employees, market cap, revenue and net income when selecting the peer group. The 2014 peer group includes the following:

Allot Communications LTD.	Electro Scientific Industries Inc.	Procera Networks Inc.
Aruba Networks Inc.	Envivio Inc.	Sonus Networks Inc.
AudioCodes Ltd.	Extreme Networks	Super Micro Computer Inc.
Calix Inc.	Mavenir Systems Inc.	Zygo Corporation
Dialogic Inc.	Mercury Systems Inc.
Surveys and Benchmarking

The Committee believes that the broad technology industry comparison provided by the Radford salary survey is appropriate as the primary resource for executive compensation benchmarking, with supplemental resources providing a secondary source for certain top executive officer positions (generally the Chief Executive Officer and Chief Financial Officer positions). The market, for the purposes of executive compensation benchmarking, is defined as high-technology companies with average revenues of $200 million to $499 million. The Radford salary survey includes data from over 900 companies and more than 17,600 incumbents representing a wide range of technology sub-industries. To ensure accurate data collection based on actual job duties, executive positions are individually benchmarked with the Radford survey data using a detailed review of the job responsibilities and scope for each executive role as defined by their job descriptions. A list of the companies included in our Radford survey market cut is set forth in Appendix A.

Compensation Consultant

The Committee periodically engages Mercer, a subsidiary of Marsh & McLennan Companies, Inc., to provide guidance on best practices in executive compensation and supplement the current executive compensation benchmarking process and analysis. Every other year, Mercer provides salary benchmarking data on the top executive officer positions (generally the Chief Executive Officer and Chief Financial Officer positions). The data is obtained using Mercer's proxy database and applying market criteria (high-tech companies with revenues of $100 million to $500 million in the technology sector, excluding companies with certain Global Industry Classification Standard codes, such as electronics equipment and instruments and technology distributors as well as American Depositary Receipts and organizations that are only traded on foreign markets). A list of the companies included in Mercer's salary benchmarking market cut is set forth in Appendix B.
Processes
The Committee conducts a formal review of each executive's compensation on an annual basis or more frequently if needed. The Committee’s review consists of the following: comparing the cash and equity components of each executive's pay to market data for similar positions; considering recommendations provided by the Chief Executive Officer and human resources staff; assessing individual performance; and aligning any pay changes with market and company performance. The Committee reviews the mix of base salary, variable cash compensation and equity compensation, but does not attempt to target a specific percentage allocation as each compensation element is compared to market survey data.

"Tally sheets" are used to consider and evaluate the total potential compensation of executives from all sources upon various scenarios and any benefits associated with termination of employment. Based on this analysis, the Committee is able to make market-based decisions that are aligned to the Company's financial and strategic direction.

Base Salaries are reflective of the executive's job scope, background and experience level. Base salary levels are initially determined at the time of hire or promotion and are reviewed annually thereafter or in conjunction with a change in job scope or responsibility or upon the Committee's consideration of other relevant factors. The amount of any merit increase is determined based on a combination of factors, including the current position of the executive's pay against market data and the executive's experience, performance and results during the past year. The Committee may determine that an individual executive's base salary should be above (or below) the benchmark based on the executive officer's job responsibilities and/or experience level and may adjust an executive’s salary during the annual review process or at such other time as the Committee deems necessary or advisable.

Variable Cash Compensation targets are expressed as a percentage of base salary. The targets are determined at the time of hire or promotion and are typically reviewed annually against industry benchmark data for comparable positions. An executive's variable target is generally aligned to the 50th percentile of market. Exceptions may exist based on an executive officer's job responsibilities and/or experience level.

Plan performance targets (including minimum funding levels, target funding levels and maximum payout levels) are established and approved by the Committee at the beginning of the performance period, typically in conjunction with the annual operating plan process, and are based on current business and economic conditions, the financial planning process and affordability. Plan performance targets are directly tied to achieving financial performance and/or strategic objectives of the Company and may include an individual performance component.

Individual performance objectives for each executive are developed by the Chief Executive Officer in consultation with the affected executive and then reviewed and approved by the Committee. The Committee reviews the Chief Executive Officer's assessment of executive performance to objectives.

The Committee ultimately decides the amounts paid to each executive with such quantitative and qualitative modifications as the Committee may make at its discretion.

Sales Incentive Compensation targets are derived for each individual by first benchmarking total target cash compensation to the 50th percentile of market and then factoring in the Company's base/incentive mix.

Plan performance targets (including revenue and/or booking quotas and design win quotas, or points) are established and approved at the end of each year for the following year and align to the annual operating plan. Revenue and/or booking and design win quotas are set such that the combined sales team quota is at or above the annual operating plan forecast.

Equity Compensation in the form of stock options, RSUs, and performance-based shares are awarded to executive officers and key individuals because they are a highly effective way to align the interests of management and shareholders and motivate management to drive long-term shareholder value.

Industry benchmark data for comparable executive positions is used to establish target equity values at the time of grant. The total annual grant value for an executive, including options, RSUs and performance-based shares is targeted at the 50th percentile of market. Since performance-based shares are not granted on an annual basis, the total grant value may be allocated across multiple years (i.e., the performance period).

In addition to reviewing benchmark data to determine equity grant levels, the retentive value of past grants for each executive is reviewed to ensure that the value of unvested equity grants is in line with benchmarks and is of sufficient value to retain and provide strong performance incentive for the executive in future years.

The Black-Scholes methodology is used for valuing options and the grant date fair value is used for valuing both RSUs and performance-based shares (see Note 17 of Consolidated Financial Statements for a description of Black-Scholes methodology and assumptions used). The targeted grant mix for executives is 50% time-based, of which 70% are generally options and 30% are generally RSUs, and 50% performance-based shares.

Time-based equity incentives are granted under the 2007 Stock Plan for annual refresh, promotion and retentive purposes. Annual refresh grants are typically made in the fall after shareholder approval of additional shares, if necessary.

The LTIP provides performance-based RSUs, which are intended to create an incentive for exceptional financial and strategic performance. Consequently, LTIP awards vest only upon achievement of certain financial or strategic metrics. Threshold targets have been established by the Committee to ensure a minimum level of achievement for payout.

All equity grants to newly hired executives and refresher grants to existing executives are reviewed and approved by the Committee, on the recommendation of the Chief Executive Officer, using the above mentioned factors of market data, the total retention value, and the executive's projected level of future contribution.

Grants of equity awards are made at predetermined times and are not intentionally scheduled to coincide with the disclosure of favorable or unfavorable information. Each year the Committee reviews whether refresher grants are necessary to continue to motivate management and employees while providing long-term incentives.

Risk Considerations

The Committee conducted an assessment of the Company's compensation policies and practices to identify any potential risk arising from such policies and practices that could be reasonably likely to have a material adverse effect on the Company. The assessment covered all compensation elements and included an analysis of overall compensation costs (including both fixed and variable incentive components), compensation plan participation by employee group (sales vs. employees vs. senior leaders), metrics and performance goals. No potential risks that could be reasonably likely to have a material adverse effect were identified.

Section V: Employment and Termination Agreements

Executive officers are parties to various severance agreements, change of control agreements, or both, entered into pursuant to guidelines adopted by the Committee. The Committee believes these agreements may be necessary or advisable to keep executive officers focused on the best interests of shareholders at times that may otherwise cause a lack of focus due to personal economic exposure and potential change for the Company. Further, the Committee believes that they are necessary or advisable for retentive purposes to provide a measure of support to executive officers who may receive offers of employment from competitors that would provide severance or change of control benefits.

Consistent with the practice of a substantial number of companies in the peer group, the change of control agreements provide for a "double trigger" payout only in the event there is a change in control and the executive officer is either terminated from his or her position (other than for cause, death or disability) or resigns for "good reason," which generally means that he or she is moved into a position that represents a substantial change in responsibilities or is required to relocate a substantial distance within a limited period of time after the transaction (i.e. these agreements do not become operative unless both events occur).

See “Potential Post-Employment Payments” under Summary Compensation Table for severance and change of control benefits provided to NEOs.

Section VI: Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) limits to $1,000,000 per person the amount the Company may deduct for compensation paid to the Chief Executive Officer and the three highest compensated officers who are NEOs (other than the Chief Executive Officer or Chief Financial Officer) in any year. The level of salary and annual cash incentive payments the Company generally pays to executive officers does not exceed this limit. In addition, Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. The stock options granted to executive officers under the 2007 Stock Plan are considered performance based for purposes of Section 162(m) and are therefore not subject to the $1,000,000 limitation. The intent of the Committee is to design compensation that will be deductible without limitation where doing so will further the purposes of the executive compensation program. The Committee will, however, take into consideration various other factors described in this CD&A, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, such as the awards under the LTIP described above, approve and authorize compensation that is not fully tax-deductible.

Section VII: Non-GAAP Financial Measures

To help evaluate the Company's performance for purposes of determining executive compensation, the Company considers non-GAAP operating income and non-GAAP earnings per share which exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, (f) sale of land and (g) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

	Year Ended		6 months ended
	December 31, 2013	December 31, 2012	June 30, 2013
	(in thousands except per share data)
INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(34,766)	$(39,746)	$(8,823)
(a) Purchase accounting adjustments	—	300	—
(b) Amortization of acquired intangible assets	13,773	14,759	7,043
(c) Stock-based compensation	5,298	1,391	2,122
(d) Restructuring and acquisition-related charges, net	7,696	(55)	1,156
(e) Impairment of goodwill	—	29,748	—
(f) Gain on the liquidation of a foreign subsidiary	—	—	—
Non-GAAP income from operations	$(7,999)	$6,397	$1,498

NET INCOME (LOSS):
GAAP net loss	$(49,404)	$(43,474)	$(10,669)
(a) Purchase accounting adjustments	—	300	—
(b) Amortization of acquired intangible assets	13,773	14,759	7,043
(c) Stock-based compensation	5,298	1,391	2,122
(d) Restructuring and acquisition-related charges, net	7,696	(55)	1,156
(e) Impairment of goodwill	—	29,748	—
(f) Gain on sale of land held for sale	(771)	—	—
(g) Income taxes	13,429	1,703	973
Non-GAAP net income	$(9,979)	$4,372	$625

GAAP weighted average diluted shares	28,805	27,174	28,570
Escrow shares	—	1,028	30
Dilutive equity awards included in non-GAAP earnings per share	—	776	715
Non-GAAP weighted average diluted shares	28,805	28,978	29,315
GAAP net income (loss) per share (diluted)	$(1.72)	$(1.6)	$(0.37)
Non-GAAP adjustments detailed above	1.37	1.75	0.39
Non-GAAP net income per share (diluted)	$(0.35)	$0.15	$0.02

For all the periods the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consist of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services. In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and other charges, net: Restructuring and other charges, net relates to costs associated with non-recurring events. These include costs incurred for employee severance, acquisition or divestiture activities, excess facility costs, certain legal costs, asset related charges and other expenses associated with business restructuring activities. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Sale of land: Gain realized when the Company sold a parcel of land that it owned during the year ended December 31, 2013. This is excluded from non-GAAP results as the Company does not buy and sell land in the normal course of business. We believe this exclusion enhances the ability of investors to compare the Company's period-over-period operating results.

(g) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation paid or accrued for services to us in all capacities for the last fiscal year for:

•	the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal year 2013; and

•
our most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer whose total compensation exceeded $100,000 and who were serving as executive officers at the end of fiscal year 2013; and

•	Up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

The above individuals are referred to herein as the “named executive officers.”

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) (2) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation Earnings (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4) ($)	All Other Compensation (5) ($)	Total ($)
Brian Bronson	2013	482,288	—	—	1,059,581	56,418	—	8,730	1,607,017
President & CEO	2012	375,461	—	270,177	610,300	—	—	8,526	1,264,464
	2011	331,580	—	420,540	168,941	195,714	—	8,405	1,125,180

Allen Muhich	2013	278,635	5,000	19,750	158,919	16,769	—	8,469	487,542
Chief Financial Officer	2012	215,943	—	63,084	63,336	—	—	8,026	350,389

Amit Agarwal (6)	2013	282,676	25,000	—	206,903	18,033	—	8,518	541,130
Former Vice President & General Manager, Software & Solutions	2012	245,942	40,000	106,271	54,418	—	—	8,334	454,965

Stephen Collins (7)	2013	74,088	10,692	82,050	96,314	28,438	—	37,331	328,913
Vice President, Global Sales

Keate Despain (8)	2013	267,064	40,171	—	206,903	16,033	—	8,492	538,663
Vice President & General Manager, Platforms	2012	227,874	—	103,473	71,344	—	—	8,208	410,899

(1)
The amounts included in the Stock Awards and Option Awards columns include the aggregate grant date fair value of stock and option awards granted in the fiscal year computed in accordance with FASB ASC Topic 718 ("ASC 718"). We continue to use the Black-Scholes model to measure the grant date fair value of stock options and the amounts above do not include any forfeiture reserve. For a discussion of the valuation assumptions used to value the options, see Note 17 to our Consolidated Financial Statements included in our annual report on Form 10‑K for the fiscal year ended December 31, 2013. We compute the grant date fair value of restricted stock as the closing price of our shares as quoted on the Nasdaq Global Select Market (“Nasdaq”) on the date of grant or the first date of the underlying service period, whichever occurs first.

(2)
A portion of the amounts included in the Stock Awards column for 2013 are performance awards under the LTIP. As of December 31, 2013, one-half of the total awards made in 2013 had been valued at the target outcome of the performance conditions as of the grant date except for the LTIP grant for Stephen Collins of which 17% of the total award had been valued at the target outcome of the performance conditions as of the grant date. The table below details the maximum potential value of the 2013 awards as of the grant date for which performance conditions have been determined. The performance conditions for the remaining award periods were not yet determined as of December 31, 2013 and, therefore, pursuant to ASC 718 the aggregate grant date fair value will be computed on the date such performance conditions are established by the Committee with respect to the applicable award periods. The table below includes the number of shares that may be paid out pursuant to such awards once the performance conditions for such award periods have been established.

Name	Value Of Grant At Maximum Payout For Awards Valued As Of December 31, 2013	Performance Awards Not Yet Valued As Of December 31, 2013 (# of Shares)
		Threshold	Target	Maximum
Allen Muhich	$49,375	656	5,000	12,500
Stephen Collins	$80,250	5,250	50,000	125,000

(3)
The amounts in this column for 2013 represent payments made under our Variable Compensation Plan. For Stephen Collins, the payment was made under the Sales Incentive Plan. Amounts for 2011 represent payments made under our prior cash incentive plan.

(4)
The Summary Compensation Table only requires disclosure of above-market or preferential returns on nonqualified deferred compensation. The 2013 Nonqualified Deferred Compensation Table below discloses all earnings under our Non-Qualified Deferred Compensation Plan during 2013. Participants in our Non-Qualified Deferred Compensation Plan make voluntary contributions to their accounts and in some cases we make matching contributions to the extent that a participant loses the Company match in our 401(k) plan due to the effect of participation in the Non-Qualified Deferred Compensation Plan. Participants elect to benchmark earnings on their accounts to the performance of third-party investment funds available to them under the Non-Qualified Deferred Compensation Plan. Participants select from among the funds available to them. Earnings are calculated and applied to participant accounts daily and may be positive or negative, based on individual fund performance. Although the funds offered to participants under our Non-Qualified Deferred Compensation Plan differ from those under our 401(k) plan, the number of funds and investment objectives of each fund are similar to those under the 401(k) plan. In accordance with SEC rules and publicly available interpretations of these rules by the staff of the SEC, earnings on deferred compensation invested in third-party investment vehicles, such as mutual funds, need not be reported as compensation on the Summary Compensation Table.

(5)	The table below details the amounts included in the All Other Compensation column for 2013:

	401(k) Contributions	Term Life Insurance Payments	Relocation Expenses	Tax Reimbursement on Relocation Expenses
Brian Bronson	$7,650	$1,080	$0	$0
Allen Muhich	$7,650	$819	$0	$0
Amit Agarwal	$7,650	$868	$0	$0
Stephen Collins	$643	$200	$23,553	$12,935
Keate Despain	$7,650	$842	$0	$0

(6)	Mr. Agarwal's employment ceased on January 17, 2014.

(7)	Mr. Collins joined us on September 30, 2013.

(8)	Mr. Despain was no longer an executive officer as of January 17, 2014.

2013
GRANTS OF PLAN BASED AWARDS

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date (1)	Approval Date	Plan (3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bronson	1/1/2013	9/28/2012	2007				—	309,000	—	2.98	509,665
	9/6/2013	9/5/2013	2007				—	340,000	—	3.45	549,916
	Variable Compensation Plan (4)		VCP	181,771	477,083	954,167
Allen Muhich	2/1/2013	1/31/2013	2007				—	32,000	—	3.95	69,962
	9/6/2013	9/5/2013	2007				—	55,000	—	3.45	88,957
	2/1/2013	1/31/2013	LTIP				2,625	10,000	25,000	N/A	19,750
	Variable Compensation Plan (4)		VCP	54,203	141,646	283,292
Amit Agarwal	2/1/2013	1/31/2013	2007				—	46,550	—	3.95	101,772
	9/6/2013	9/5/2013	2007				—	65,000	—	3.45	105,131
	Variable Compensation Plan (4)		VCP	56,967	150,261	300,522
Stephen Collins	9/30/2013	9/27/2013	2007				—	64,000	—	3.21	96,314
	10/1/2013	9/27/2013	2007				—	15,000	—	N/A	49,950
	9/30/2013	9/27/2013	LTIP				15,750	60,000	150,000	N/A	32,100
	Variable Compensation Plan (4)		VCP	11,375	22,750	45,500
	Sales Commission		SC	5,688	22,750	N/A
Keate Despain	2/1/2013	1/31/2013	2007				—	46,550	—	3.95	101,772
	9/6/2013	9/5/2013	2007				—	65,000	—	3.45	105,131
	Variable Compensation Plan (4)		VCP	50,855	133,570	267,141

(1)	Grant Date applies only to grants of equity awards.

(2)
A portion of the amounts included in the Stock Awards column for 2013 are performance awards under the LTIP. As of December 31, 2013, one-half of the total awards made in 2013 had been valued at the target outcome of the performance conditions as of the grant date except for the LTIP grant for Stephen Collins of which 17% of the total award had been valued at the target outcome of the performance conditions as of the grant date. The table below details the maximum potential value of the 2013 awards as of the grant date for which performance conditions have been determined. The performance conditions for the remaining award periods were not yet determined as of December 31, 2013 and, therefore, pursuant to ASC 718 the aggregate grant date fair value will be computed on the date such performance conditions are established by the Committee with respect to the applicable award periods. The table below includes the number of shares that may be paid out pursuant to such awards once the performance conditions for such award periods have been established.

Name	Value Of Grant At Maximum Payout For Awards Valued As Of December 31, 2013	Performance Awards Not Yet Valued As Of December 31, 2013 (# of Shares)
		Threshold	Target	Maximum
Allen Muhich	$49,375	656	5,000	12,500
Stephen Collins	$80,250	5,250	50,000	125,000

(3)    The plans in this column represent:

•	“2007” is the 2007 Stock Plan

•	“LTIP” is the Long-Term Incentive Plan

•	“VCP” is the Variable Compensation Plan

•	"SC" is the Sales Commission Plan

(4)	Represents the possible payout range during the 2013 fiscal year for the Variable Compensation Plan based on annualized base pay and variable target as of October 1, 2013.

Narrative Description of Additional Material Factors -- Summary Compensation Table & 2013 Grants of Plan-Based Awards Table

Equity Incentive Plans: Stock options and restricted stock unit awards were made under the 2007 Stock Plan. Performance share awards were made under the LTIP. Grants of stock options become exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, cumulatively, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant. The term of each option grant is seven years. Grants of restricted stock unit awards become vested for one-third of the award shares on each anniversary of the date of grant. No consideration is payable by the named executive for grants of restricted stock units.

The vesting of the performance share awards under the LTIP will be determined upon us reaching semi-annual performance targets tied to specific stretch goals. Under the LTIP, first half 2013 performance targets were weighted 35% on the achievement of specific stretch market penetration objectives with key strategic product lines, 35% on the achievement of design win objectives and 30% on the achievement of planned non-GAAP operating income. Second half 2013 performance targets were weighted 20% on the achievement of specific stretch market penetration objectives with key strategic product lines, 60% on the achievement of design win objectives and 20% on the achievement of planned non-GAAP operating income. Performance targets for performance share awards under the LTIP for performance periods in 2014 are determined at or before the time of grant by the Committee.

The grant dates for equity awards during 2013 were established by the Committee during meetings prior to each grant date.

Non-Equity Incentive Plans: We maintain the Variable Compensation Plan in which executive officers are eligible for potential incentive payments dependent upon the level of achievement of non-GAAP operating income and other stated corporate goals and department/individual performance goals.

The actual incentive payouts for 2013 were calculated and paid semi-annually. Cash incentive awards earned between January 1 and December 31 were paid out in July and February. We intend to continue this practice for 2014 awards.

For a more complete description of the salary, equity incentive plans, non-equity incentive plans, and special incentive bonuses for each named executive officer, see "Compensation Discussion and Analysis."

Employment Agreements: For a description of each named executive officer's employment agreement or arrangement, see "Potential Post-Employment Payments."

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable		Unexercisable
Brian Bronson	—		340,000	(1)	—	3.45	9/6/2020	2,000	(23)	4,580	112,500	(31)	257,625
	—		309,000	(2)	—	2.98	1/1/2020	3,000	(24)	6,870	12,500	(26)	28,625
	80,334	(3)	160,666	(3)	—	3.15	10/2/2019	11,550	(25)	26,450	—		—
	9,556	(4)	15,019	(4)	—	3.15	10/2/2019	36,850	(26)	84,387	—		—
	16,843	(5)	23,582	(5)	—	3.67	9/4/2019	—		—	—		—
	7,333	(6)	8,667	(6)	—	7.37	2/1/2019	—		—	—		—
	16,917	(7)	4,083	(7)	—	8.39	7/8/2018	—		—	—		—
	12,445	(8)	1,555	(8)	—	8.68	4/1/2018	—		—	—		—
	33,880	(9)	—		—	9.93	11/10/2017	—		—	—		—
	71,000	(10)	—		—	7.82	2/9/2016	—		—	—		—
	47,000	(11)	—		—	9.44	3/17/2015	—		—	—		—
	28,400	(12)	—		—	13.56	6/5/2014	—		—	—		—
Allen Muhich	—		55,000	(1)	—	3.45	9/6/2020	2,500	(27)	5,725	30,000	(31)	68,700
	—		32,000	(13)	—	3.95	2/1/2020	1,878	(28)	4,301	3,750	(26)	8,588
	2,515	(4)	3,953	(4)	—	3.15	10/2/2019	11,055	(26)	25,316	—		—
	4,043	(5)	5,659	(5)	—	3.67	9/4/2019	—		—	—		—
	3,667	(6)	4,333	(6)	—	7.37	2/1/2019	—		—	—		—
	15,069	(14)	2,431	(14)	—	8.20	5/24/2018	—		—	—		—
Amit Agarwal (32)	—		65,000	(11)	—	3.45	9/6/2020	2,500	(24)	5,725	37,500	(31)	85,875
	—		46,550	(13)	—	3.95	2/1/2020	7,600	(25)	17,404	4,750	(26)	10,878
	11,083	(5)	15,517	(5)	—	3.67	9/4/2019	14,003	(26)	32,067	—		—
	14,097	(7)	3,403	(7)	—	8.39	7/8/2018	—		—	—		—
	538	(15)	359	(15)	—	1.92	12/17/2017	—		—	—		—
	1,690	(16)	756	(16)	—	0.38	3/11/2019	—		—	—		—
	7,089	(17)	3,159	(17)	—	0.38	8/26/2019	—		—	—		—
	2,819	(18)	1,258	(18)	—	0.38	12/9/2019	—		—	—		—
	4,943	(19)	3,375	(19)	—	0.77	4/21/2020	—		—	—		—
Stephen Collins	—		64,000	(20)	—	3.21	9/30/2020	15,000	(29)	34,350	60,000	(31)	137,400

Keate Despain	—		65,000	(1)	—	3.45	9/6/2020	1,000	(27)	2,290	36,000	(31)	137,400
	—		46,550	(13)	—	3.95	2/1/2020	2,000	(30)	4,580	4,500	(26)	10,305
	11,083	(5)	15,517	(5)	—	3.67	9/4/2019	7,600	(25)	17,404	—		—
	1,833	(6)	2,167	(6)	—	7.37	2/1/2019	13,266	(26)	30,379	—		—
	10,111	(21)	3,889	(21)	—	6.12	10/1/2018	—		—	—		—
	6,028	(22)	972	(22)	—	9.01	5/9/2018	—		—	—		—
	5,250	(9)	—		—	9.93	11/10/2017	—		—	—		—
	10,000	(10)	—		—	7.82	2/9/2016	—		—	—		—

(1)
Option granted on 9/6/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(2)	Option granted on 1/1/2013 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(3)	Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on each of the first 3 anniversaries of the grant date.

(4)
Option granted on 10/2/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(5)
Option granted on 9/4/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(6)
Option granted on 2/1/2012 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(7)
Option granted on 7/8/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(8)
Option granted on 4/1/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(9)
Option granted on 11/10/2010 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(10)
Option granted on 2/9/2009 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(11)
Option granted on 3/17/2008 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(12)
Option granted on 6/5/2007 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(13)
Option granted on 2/1/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(14)
Option granted on 5/24/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(15)
Grants of option awards become exercisable under the original CCPU stock option grant agreement. 1/48th of shares vest monthly over 4 years from 12/18/2007. 359 unexercisable shares are subject to contingencies as provided in Section 6.11 of the Merger Agreement.

(16)
Grants of option awards become exercisable under the original CCPU stock option grant agreement. 25% of shares vest on 1-year anniversary of 12/16/2008 and 1/36th of the remaining shares vest monthly over 3 years. 756 unexercisable shares are subject to contingencies as provided in Section 6.11 of the Merger Agreement.

(17)
Grants of option awards become exercisable under the original CCPU stock option grant agreement. 25% of shares vest on 1-year anniversary of 8/27/2009 and 1/36th of the remaining shares vest monthly over 3 years. 3,159 unexercisable shares are subject to contingencies as provided in Section 6.11 of the Merger Agreement.

(18)
Grants of option awards become exercisable under the original CCPU stock option grant agreement. 1/48th of shares vest monthly over 4 years from 12/10/2009. 1,258 unexercisable shares are subject to contingencies as provided in Section 6.11 of the Merger Agreement.

(19)
Grants of option awards become exercisable under the original CCPU stock option grant agreement. 1/48th of shares vest monthly over 4 years from 4/22/2010. 2,396 unexercisable shares are subject to contingencies as provided in Section 6.11 of the Merger Agreement.

(20)
Option granted on 9/30/2013 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(21)
Option granted on 10/1/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(22)
Option granted on 5/9/2011 and becomes exercisable for one-third of the total option shares on the first anniversary of the date of grant and become exercisable in monthly increments equal to 1/36th of the total option shares, each month thereafter, becoming fully exercisable on the 3rd anniversary of the date of grant.

(23)	Restricted Stock Units granted on 4/1/2011 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(24)	Restricted Stock Units granted on 7/8/2011 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(25)	Restricted Stock Units granted on 9/4/2012 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(26)
Performance-based RSU awards under the overlay grants were earned quarterly during 2013 based upon the achievement of specific near-term product delivery, design win and operational performance metrics covering the period September 1, 2012 through December 31, 2013. The payout of any given quarterly performance period could be up to 116% of target amounts if all performance objectives were met at maximum achievement levels. Each quarterly award payout cliff vests one calendar year after the performance period measurement date. See "Compensation Discussion and Analysis" for a discussion of these targets and actual payouts during 2013.

(27)	Restricted Stock Units granted on 7/1/2011 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(28)	Restricted Stock Units granted on 10/2/2012 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(29)	Restricted Stock Units granted on 10/1/2013 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(30)	Restricted Stock Units granted on 10/1/2011 and vest for one-third of the award shares on each anniversary of the date of grant, subject to continual employment.

(31)
The vesting of the performance share awards under the LTIP will be determined upon us reaching semi-annual performance targets tied to specific stretch goals. See "Compensation Discussion and Analysis" for a discussion of these targets. The payout can be up to 125% of target based on maximum achievement if all performance milestones are met at maximum achievement levels. There is an additional accelerator that can increase the maximum payout and achievement level to 250% of target tied to increased stock price. As of December 31, 2013, the remaining performance achievement dates were June 30, 2014 and December 31, 2014. Performance share awards under the LTIP will vest, if at all, upon Committee certification of achievement in respect of performance targets following the applicable performance target achievement date.

(32)	Mr. Agarwal's employment with the company terminated on January 17, 2014.

2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Brian Bronson	—	—	55,473	$217,304
Allen Muhich	—	—	14,490	$59,677
Amit Agarwal	—	—	18,400	$75,053
Stephen Collins	—	—	—	$0
Keate Despain	—	—	19,167	$74,059

2013 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Brian Bronson	$—	$—	$—	$—	$—
Allen Muhich	—	—	—	—	—
Amit Agarwal	—	—	—	—	—
Stephen Collins	—	—	—	—	—
Keate Despain	—	—	—	52,768	—

(1)	The amounts reported in this column are included in the Salary and Non-Equity Incentive Plan Compensation columns in the Summary Compensation Table above.

(2)	The amounts reported in this column are included in the All Other Compensation column in the Summary Compensation Table above.

Narrative Disclosure Describing Material Factors - 2013 Nonqualified Deferred Compensation Table

During 2013 the Board approved the termination of the Radisys Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”), including in respect of deferrals of compensation under the Deferred Compensation Plan prior to January 1, 2005 (such portion of the Deferred Compensation Plan, the “Grandfathered Plan”).  The Deferred Compensation Plan (other than in respect of the Grandfathered Plan) is terminated effective August 31, 2013 and the Grandfathered Plan is terminated effective September 1, 2014. The distribution of plan assets and participant balances under the Grandfathered Plan will begin in September 2014 and will continue through January 2015. Participants with an account balance in the Grandfathered Plan will be paid out in the form designated by the participant at the time of deferral. All other account balances under the Deferred Compensation Plan will be paid out in a lump sum in September 2014. Because Deferred Compensation Plan participants may recognize compensation income earlier than anticipated as a result of the termination of the Deferred Compensation Plan and the associated distribution of account balances in September 2014, the Board amended the Deferred Compensation Plan to permit the Company to provide a 3% discretionary tax allocation based on outstanding balances as of August 2014. Prior to its termination, executives and other select employees were eligible to participate in the Deferred Compensation Plan.  Executive contributions under the Deferred Compensation Plan could be made from salary, sales commission payments and/or cash incentive awards.  A maximum amount of 75% of salary and 75% of sales commission payments and/or cash incentive awards could be deferred. Base salary, cash incentive awards and commission elections apply to compensation earned during the applicable plan year. Employee contributions were credited to the account balance on the date they would otherwise have been paid to the participant.  We only made Company contributions to the Deferred Compensation Plan in situations where such contributions were needed to restore any match lost in the 401(k) plan due to the effect of participation in the Deferred Compensation Plan.  Any such matching contributions were credited as soon as practicable following the end of the plan year.

Participants selected from among the funds available to them. Earnings were calculated and applied to participant accounts daily and could be positive or negative, based on individual fund performance.  Although the funds offered to participants under the Deferred Compensation Plan differed from those of our 401(k) plan, the number of funds and investment objectives of each fund were similar to those of the 401(k) plan.

Aggregate Distributions are any distributions made to a participant during the last fiscal year. Distributions are paid in the form elected by the participant prior to the beginning of each plan year.   The participant may elect to receive payment during employment or upon separation from service. Available forms of payment made during employment were lump sum or annual installments over a maximum of five years. Available forms of payment made following a separation from service are lump sum or annual installments over a maximum of 15 years.

Potential Post-Employment Payments

The Committee has adopted guidelines on severance and change of control agreements to help ensure that written severance or change of control agreements (each, a "Change of Control Agreement") are offered to our executive officers only if special business needs indicate that such agreements are necessary or advisable.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into a Change of Control Agreement with our President and Chief Financial Officer, Brian Bronson. Mr. Bronson's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Bronson is entitled to receive severance pay in a cash amount equal to 24 months of Mr. Bronson's annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Severance pay that is payable would be made 100 days following the termination date. Upon such termination, and in addition to severance pay, Mr. Bronson is also entitled to receive (i) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and his stock-based incentive compensation plan payout under each other stock-based incentive compensation plan, partial cash-based incentive compensation plan payout, if any and (iii) up to $15,000 for the costs and expenses of any executive outplacement firm. Upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Bronson shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Bronson to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Bronson's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Bronson not been terminated. Had a triggering event occurred on December 31, 2013, such that Mr. Bronson would become entitled to benefits under his Change of Control Agreement, Mr. Bronson would have been entitled to the payments detailed below.

As part of assuming the role of President and Chief Executive Officer, on October 1, 2012, we entered into an Executive Severance Agreement ("Severance Agreement") with Brian Bronson. Mr. Bronson's Severance Agreement provides that if we terminate his employment (other than for cause, death or disability) or if he terminates his employment with us for good reason and contingent on Mr. Bronson signing a release agreement, Mr. Bronson will be entitled to (i) a payment amount equal to 24 months base pay, (ii) up to twelve months of continued coverage pursuant to COBRA under the Company's group health plan, (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan, (iv) partial cash-based incentive compensation plan payout, if any, and (v) up to $15,000 for the costs and expenses of any executive outplacement firm. Had Mr. Bronson's employment been terminated by us without cause on December 31, 2013, Mr. Bronson would have become entitled to receive the benefits described below.

Brian Bronson	Termination Following a Change of Control		Termination Under Executive Severance Agreement
Severance Payments	$1,000,000		$1,000,000
Performance RSU	$888,635	(1)	$85,875	(2)
Equity Acceleration (3)	$54,197		$0
Health Insurance Benefits	$16,604		$16,604
TOTAL	$1,959,436		$1,102,479

(1) Performance restricted stock units to acquire 338,700 shares under the LTIP and 49,350 shares under the 2007 Stock Plan would have accelerated and vested. Under the terms of Mr. Bronson's Change of Control Agreement, the LTIP award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) If the target performance measures under the LTIP were met on December 31, 2013, performance restricted stock units to acquire 37,500 shares would vest.

(3) Options to acquire 862,572 shares would have accelerated and vested with an intrinsic value of $0 as of December 31, 2013. Restricted stock with a market value of $54,197 would have accelerated and vested.

As part of his confirmation as Chief Financial Officer, on February 1, 2013, we entered into a Change of Control Agreement with Allen Muhich. Mr. Muhich's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Muhich is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Muhich's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Muhich is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Also, upon such termination, all stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other similar awards granted to Mr. Muhich shall be immediately exercisable in full in accordance with the applicable provisions of the relevant award agreement and the plan; and any risk of forfeiture included in any restricted stock or other similar award shall immediately lapse. Stock options (other than those considered Incentive Stock Options) and stock appreciation rights shall also be amended to permit Mr. Muhich to exercise such stock options and stock appreciation rights for a period of time equal to the earlier of (i) the period of 180 days after the date of Mr. Muhich's termination; or (ii) the date that each stock option and stock appreciation right would otherwise expire by its original terms had Mr. Muhich not been terminated. Had Mr. Muhich's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Muhich would have become entitled to receive the payment described below.

As part of his confirmation as Chief Financial Officer, on February 1, 2013, we entered into an Executive Severance Agreement with Allen Muhich. If we terminate Mr. Muhich's employment with us other than for cause, death or disability or Mr. Muhich terminates employment with us for good reason and contingent upon Mr. Muhich signing a release agreement, Mr. Muhich is entitled to receive severance pay in a lump sum cash amount equal to 12 months of Mr. Muhich's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Muhich is also entitled to receive (i) up to 12 months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Muhich's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Muhich would have become entitled to receive the payment described below.

Allen Muhich	Termination Under Change of Control Agreement		Termination Under Executive Severance Agreement
Severance Payments	$285,000		$285,000
Performance RSU	$240,736	(1)	$22,900	(2)
Equity Acceleration (3)	$16,305		$—
Health Insurance Benefits (4)	$—		$—
TOTAL	$542,041		$307,900

(1) Performance restricted stock units to acquire 90,320 shares under the LTIP and 14,805 shares under the 2007 Stock Plan would have accelerated and vested. Under the terms of Mr. Muhich's Change of Control Agreement, the LTIP award, as well as other compensation payments paid or payable to the executive that are contingent upon a change of control, would be reduced to avoid triggering excise tax under the parachute payment rules of the Code if such reduction would result in the executive receiving an after-tax amount greater than what would be received if the excise tax were paid.

(2) If the target performance measures under the LTIP were met on December 31, 2013, performance restricted stock units to acquire 10,000 shares would vest.

(3) Options to acquire 103,376 shares would have accelerated and vested with an intrinsic value of $0 as of December 31, 2013. Restricted stock with a market value of $16,305 would have accelerated and vested.

(4) Mr. Muhich has not elected any benefits under our group health plan as of December 31, 2013.

As a result of management changes and to support current regulations, on August 3, 2012, we entered into an Executive Severance Agreement with Amit Agarwal. If we terminate Mr. Agarwal's employment with us other than for cause, death or disability or Mr. Agarwal terminates employment with us for good reason and contingent upon Mr. Agarwal signing a release agreement, Mr. Agarwal is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Agarwal's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Agarwal is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Mr. Agarwal's employment terminated on January 17, 2014. Pursuant to his Severance Agreement, Mr. Agarwal has received the payments below.

On, December 18, 2013, we entered into a Transition Agreement with Mr. Agarwal. Under the terms of the Transition Agreement, if Mr. Agarwal assisted the Company in the transition of his responsibilities and satisfied other conditions, the Company would accelerate the time-based vesting requirements for performance RSUs granted under the overlay plan (the performance-based vesting conditions had already been met) and reimburse Mr. Agarwal up to $5,000 of eligible outplacement services. Mr. Agarwal's employment terminated on January 17, 2014. Pursuant to his Transition Agreement, Mr. Agarwal has received the payments described below.

Amit Agarwal	Termination Under Executive/Severance Agreement		Termination Under Transition Agreement
Severance Payments	$144,198		$0
Performance RSU	$2,544	(1)	$52,321	(2)
Health Insurance Benefits	$9,049		$0
TOTAL	$155,791		$52,321

(1) If the target performance measures under the LTIP are met on June 30, 2014, performance restricted stock units to acquire 1,111 shares would vest.

(2) 18,753 performance RSUs under the 2007 Stock Plan accelerated and were released on January 17, 2014.

As a result of his employment with us, on October 23, 2013, we entered into a Change of Control Agreement with Stephen Collins. Mr. Collins' Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Collins is entitled to receive severance pay in a cash amount equal to nine months of Mr. Collins' annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to nine months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Collins would have become entitled to receive the payments described below.

As a result of his employment with us, on October 23, 2013, we entered into an Executive Severance Agreement with Stephen Collins. If we terminate Mr. Collins' employment with us other than for cause, death or disability or Mr. Collins terminates employment with us for good reason and contingent upon Mr. Collins signing a release agreement, Mr. Collins is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Collins' annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Collins is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Collins' employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Collins would have become entitled to receive the payments described below.

Stephen Collins	Termination Under Change of Control Agreement	Termination Under Executive/Severance Agreement
Severance Payments	$208,500	$139,000
Performance RSU (1)	$22,900	$22,900
Health Insurance Benefits	$18,855	$12,570
TOTAL	$250,255	$174,470

(1) If the target performance measures under the LTIP were met on December 31, 2013, performance restricted stock units to acquire 10,000 shares would vest.

As a result of management changes and to support current regulations, on August 1, 2012, we entered into a Change of Control Agreement with Keate Despain. Mr. Despain's Change of Control Agreement provides that if we terminate his employment with us (other than for cause, death or disability), or if he terminates his employment with us for good reason within 12 months following a change of control or within three months preceding a change of control, Mr. Despain is entitled to receive severance pay in a cash amount equal to nine months of Mr. Despain's annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, Mr. Despain is also entitled to receive (i) up to nine months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Despain's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Despain would have become entitled to receive the payments described below.

As a result of management changes and to support current regulations, on August 1, 2012, we entered into an Executive Severance Agreement with Keate Despain. If we terminate Mr. Despain's employment with us other than for cause, death or disability or Mr. Despain terminates employment with us for good reason and contingent upon Mr. Despain signing a release agreement, Mr. Despain is entitled to receive severance pay in a lump sum cash amount equal to six months of Mr. Despain's annual base pay at the rate in effect immediately before the date of termination. The payment would be made within five days after execution of the release agreement. Upon such termination, and in addition to severance pay, Mr. Despain is also entitled to receive (i) up to six months of continued coverage pursuant to COBRA under the Company's group health plan, (ii) partial cash-based incentive compensation plan payout, if any and (iii) stock-based incentive compensation plan payout under our LTIP pursuant to the terms of and within the periods specified in the LTIP and under each other stock-based incentive compensation plan. Had Mr. Despain's employment been terminated by us without cause, and if he had signed a release agreement, on December 31, 2013, Mr. Despain would have become entitled to receive the payments described below.

Keate Despain	Termination Under Change of Control Agreement	Termination Under Employment/Severance Agreement
Severance Payments	$204,713	$136,475
Performance RSU (1)	$27,480	$27,480
Health Insurance Benefits	$13,811	$9,207
TOTAL	$246,004	$173,162

(1) If the target performance measures under the LTIP were met on December 31, 2013, performance restricted stock units to acquire 12,000 shares would vest.

Assessment of Risk Related to Compensation Policies and Practices
We regularly review and assess our compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The assessment is conducted by management, which reviews both our equity and cash incentive compensation programs for the presence of certain elements that could encourage our employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; the percentage of compensation expense as compared to the business unit's revenues; and the presence of other design features that may serve to mitigate risk taking, such as the use of multiple performance measures, caps on payments and similar features. Management's assessment of our compensation policies is then reviewed by the Committee and discussed with the entire Board in connection with the risk oversight function.
We have concluded that our programs are appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to us. More specifically, our compensation programs are designed to balance the following elements: compensation that rewards different aspects of short-term and long-term performance; incentive compensation that rewards performance based on a variety of different shared and individual objectives; awards that are paid based on results, awards paid in cash and awards paid in equity, which have a value that depends on long-term shareholder return; and compensation with fixed and variable components, so that executives have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing our business strategy.

In addition, our compensation programs incorporate controls such as caps on potential payouts under incentive plans (to reduce incentives to sacrifice long-term performance for short-term goals). Overall, while risk is a necessary element in any business strategy, we have concluded that our compensation policies and practices, when coupled with our personnel performance and development programs, provide an appropriate balance to encourage superior performance while mitigating excessive risk-taking.

PROPOSAL 2: ADVISORY VOTE TO APPROVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required pursuant to Section 14A of the Securities Exchange Act, as amended, Radisys is providing shareholders an opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
Radisys has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of Radisys' named executive officers. This compensation philosophy, and the program structure approved by the Compensation and Development Committee, is central to Radisys' ability to attract, retain and motivate individuals who can achieve superior financial results. Please refer to "Executive Officer Compensation-Executive Compensation Discussion and Analysis, Section IV for an overview of the philosophy of compensation for Radisys' named executive officers.
We are asking for shareholder approval of the compensation of our named executive officers as disclosed in this proxy statement including the disclosures under "Executive Officer Compensation-Executive Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.
This vote is advisory and therefore not binding on Radisys, the Compensation and Development Committee of the Board, or the Board. The Board and the Compensation and Development Committee value the opinions of Radisys shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those shareholder's concerns, and the Compensation and Development Committee will evaluate whether any actions are necessary to address those concerns.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION AND DEVELOPMENT COMMITTEE
REPORT (1)
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Radisys Corporation annual report on Form 10-K for the year ended December 31, 2013, as amended, and this proxy statement on Schedule 14A.

Lorene K. Steffes, Chair
C. Scott Gibson
Vincent H. Tobkin

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of Radisys Corporation (the “Company”) has oversight responsibility relating to the corporate accounting, reporting practices, and the quality and integrity of the Company's financial reports; compliance with legal and regulatory requirements and the maintenance of ethical standards by the Company; the maintenance by the Company of effective internal controls; and independence and performance of the Company's independent registered public accounting firm. The Audit Committee is composed of three non-employee directors and operates under a written charter that it has adopted and approved pursuant to authority delegated to it by the Board. The Audit Committee charter can be accessed at www.radisys.com under Company/Investors/Corporate Governance. Each Audit Committee member meets the independence requirements of Nasdaq listing standards and the Board of Directors has determined that each of the members of the Audit Committee meets the Nasdaq listing standards' regulatory requirements for financial literacy and that each member is an “audit committee financial expert” as defined under the SEC rules.

The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements and internal controls over financial reporting. The Audit Committee acts in an oversight capacity, and its responsibility is to monitor and review these processes. In its oversight role the Audit Committee relies, without independent verification, on:

•
management's representation that the Company's consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles, and

•	the report of the Company's independent registered public accounting firm, with respect to the Company's consolidated financial statements.

In this context, the Audit Committee held thirteen meetings in 2013. At each of these meetings, the Audit Committee met with senior members of the Company's financial management team, the Company's counsel and the Company's independent registered public accounting firm. The Audit Committee held private sessions at each of its meetings with the independent registered public accounting firm, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee reviewed with the independent registered public accounting firm the overall scope and plans for their audit, and the results of the audits on the Company's consolidated financial statements and internal controls over financial reporting. The Audit Committee also held private sessions at each of its meetings with the Chief Financial Officer at which candid discussions of financial management, accounting and internal control issues took place.

(1) This Compensation and Development Committee Report, in addition to the section entitled “Audit Committee Report” are not "soliciting material," are not deemed "filed" with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of date or any general incorporation language in such filing.

The Audit Committee reviewed the audited consolidated financial statements for the fiscal year December 31, 2013 with management and its independent registered public accounting firm, including a discussion of the quality, not simply the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. In addressing the quality of management's accounting standards, the Audit Committee sought management's representation that the audited consolidated financial statements of the Company have been prepared in conformity with U.S. generally accepted accounting principles.
The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, or any successor rule (Communication with Audit Committees). SAS 61 requires the Company's independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's consolidated financial statements, including:

•	their responsibility under U.S. generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. When considering the independent registered public accounting firm's independence, the Audit Committee discussed whether the independent registered public accounting firm's provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and non-audit services.
Based on the Audit Committee's review and these meetings, discussions and reports, and subject to the limitations of the Audit Committee's role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for fiscal year December 31, 2013 be included in the Company's annual report on Form 10‑K. The Audit Committee, pursuant to authority delegated to it by the Board, has appointed KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014.

Hubert de Pesquidoux, Chair
C. Scott Gibson
Lorene K. Steffes

Principal Accounting Fees and Services

Fee Category	Fiscal 2012	Fiscal 2013
Audit Fees	875,183	791,172
Audit-Related Fees	4,281	—
Tax Fees	38,078	73,260
All Other Fees	—	1,650
Total Fees	917,542	866,082

Audit Fees. This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Quarterly Reports on Form 10-Q, Section 404 internal control audit and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of the audit or the review of interim financial statements.

Audit-Related Fees. This category consists of fees billed for the audit of employee benefit plans and assurance and related services that are related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees. This category consists of professional services rendered by KPMG for tax compliance and other tax related services. The services for the fees disclosed under this category primarily consist of international tax return preparation, technical consulting and other international tax related services.

All Other Fees. This category consists of KPMG's Accounting Research Online tool.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

 The Audit Committee pre-approved all of the services described above that were provided during 2012 and 2013 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act of 2002. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the services covered by these fees is compatible with maintaining the principal auditor's independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, all audit and non-audit services to be performed by the independent registered public accounting firm must be presented to the Audit Committee in writing prior to the commencement of such services. The proposal must include a description and purpose of the services, estimated fees and other terms of the engagement. The Audit Committee may delegate to the Chairman of the Audit Committee the authority to grant pre-approvals. Any pre-approvals made by the Chairman pursuant to this delegation shall be presented to the full Audit Committee at its next scheduled meeting following such pre-approvals.

PROPOSAL 3: TO RATIFY THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014. During the 2013 fiscal year, KPMG LLP served as the Company's independent registered public accounting firm. Although the Company is not required to seek shareholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If a majority of the votes cast on this matter are not cast in favor of the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Representatives of KPMG LLP will be present at the annual meeting and will be available to respond to appropriate questions. They do not plan to make any statement, but will have the opportunity to make a statement if they wish.

Recommendation by the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the Company’s equity compensation plans as of December 31, 2013. All outstanding awards relate to the Company’s common stock.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	5,303,407	(1)	$5.25	1,316,470	(2)
Equity compensation plans not approved by security holders (3)	231,721	(4)	3.59	—
Total	5,535,128		$5.15	1,316,470

(1)
Includes 313,817 restricted stock units and 193,855 performance-based restricted stock units which will vest only if specific service measures are met. Also includes 1,540,595 performance-based restricted stock units which represents the maximum number of shares that might be earned upon attaining certain performance goals. The number of shares subject to performance-based restricted stock units at threshold levels is 616,238.

(2)
Includes 833,857 of securities authorized and available for issuance in connection with the RadiSys Corporation 1996 Employee Stock Purchase Plan. Includes performance-based restricted stock units reserved at the maximum number of shares that might be earned upon attaining certain performance goals.

(3)
Includes 100,530 shares granted under the Radisys Corporation Inducement Stock Plan for CCPU Employees. The CCPU Plan is intended to comply with the Nasdaq Listing Rule 5635(c)(4) which provides an exception to the Nasdaq stockholder approval requirement for the issuance of securities with regard to grants to new Employees of the Company, including grants to transferred Employees in connection with a merger or other acquisition.

(4)
Includes 131,191 stock options assumed as part of the acquisition of Continuous Computing Corporation. The exercisability of some shares may be subject to contingencies as provided in Section 6.11 of the Agreement and Plan of Merger dated May 2, 2011.

Description of Equity Compensation Plans Not Adopted by Shareholders

Radisys Corporation Inducement Stock Plan for CCPU Employees

On July 5, 2011, the Committee adopted the Radisys Corporation Inducement Stock Plan for CCPU Employees (“CCPU Inducement Stock Plan”) for awards to be made in connection with our acquisition of CCPU. The CCPU Inducement Stock Plan was adopted without shareholder approval in reliance upon the exception provided under the Nasdaq Listing Rule 5635(c)(4) relating to awards granted to new employees of the Company, including grants to transferred employees in connection with a merger or other acquisition. The CCPU Inducement Stock Plan became effective as of July 8, 2011. The CCPU Inducement Stock Plan permits the granting of stock options, restricted stock and restricted stock units. The maximum number of shares of common stock with respect to which awards may be granted is 600,000 shares (subject to adjustment in accordance with the CCPU Inducement Stock Plan). In order to comply with Nasdaq Listing Rule 5635, the awards may only be granted to employees transferred from CCPU in connection with our acquisition of CCPU and in connection with the future hiring of new employees of CCPU by us. Unless sooner terminated by our Board of Directors, the CCPU Inducement Stock Plan will terminate on the tenth anniversary of its effective date of July 8, 2011. The CCPU Inducement Stock Plan provides that the Committee will determine the option price at which common stock may be purchased, but the price will not be less than the fair market value of the common stock on the date the option is granted. The Committee will determine the term of each option, but no option will be exercisable more than seven years after the date of grant. The CCPU Inducement Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the CCPU Inducement Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Committee. The vesting of restricted stock or restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals and/or upon such other criteria as the Committee determines.

Sixth Amended and Restated Continuous Computing Corporation 1998 Stock Incentive Plan
On July 8, 2011, in connection with the acquisition of CCPU, each outstanding, unvested option granted under the Sixth Amended and Restated 1998 Continuous Computing Corporation Stock Incentive Plan (as amended, the “CCPU Legacy Plan”) (each such option, a “CCPU Option”) was assumed by the Company and converted into an option to acquire Company common stock at the applicable exchange ratio. Although the CCPU Legacy Plan was suspended at such time and no further awards will be granted under the CCPU Legacy Plan, each outstanding CCPU Option continues to be governed by the terms and conditions of the CCPU Legacy Plan and the applicable award agreement, as modified by the Agreement and Plan of Merger, dated May 2, 2011, by and among the Company, CCPU, Shareholder Representative Services, LLC and Radisys Holdings, Inc. (as amended, the “Merger Agreement”). A portion of the CCPU Options remain subject to certain contingencies associated with the earnout pursuant to Section 6.11 of the Merger Agreement (such options, the “Contingent Assumed Options”). The CCPU Legacy Plan was assumed by the Company without shareholder approval in reliance upon the exception provided under Nasdaq Listing Rule 5635(c)(3). As of December 31, 2013, 131,191 CCPU Options remain outstanding, of which 66,350 were Contingent Assumed Options. The CCPU Options vest over a four year period from the original grant date and have an expiration date of 10 years from the original grant date. The CCPU Legacy Plan also provides that upon a Change in Control (as defined in the CCPU Legacy Plan), to the extent such options have not been assumed, substituted or replaced in accordance with the terms of the CCPU Legacy Plan, all unvested CCPU Options will become fully exercisable thirty (30) days before the effective date of such Change in Control, except that Contingent Assumed Options will not become exercisable until such options have been released in accordance with Section 6.11 of the Merger Agreement.

PROPOSALS 4 AND 5: TO APPROVE AN AMENDMENT TO THE RADISYS CORPORATION 2007 STOCK PLAN AND TO APPROVE THE TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE RADISYS CORPORATION 2007 STOCK PLAN

Proposal No. 4 - To Approve an Amendment to the Radisys Corporation 2007 Stock Plan

We are requesting that shareholders approve an amendment to the 2007 Stock Plan to increase the total number of shares of the Company's common stock reserved for issuance under the 2007 Stock Plan. The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company, by providing means of granting awards of incentive stock options, nonstatutory stock options, stock appreciation rights ("SARs"), restricted stock, performance shares and performance units (collectively, the "Awards").

The Board of Directors believes that long-term incentive awards in the form of stock options, restricted stock, or other equity instruments are a highly effective way to link the interests of management and shareholders, and to motivate management to drive longer term shareholder value.

As of July 31, 2014, out of a total of 6,200,000 shares of the Company's common stock reserved for issuance under the 2007 Stock Plan, 5,697,638 shares had been issued, leaving 502,362 shares available for issuance. The Board of Directors believes additional shares will be needed under the 2007 Stock Plan to provide appropriate incentives to employees, directors and others. Accordingly, the Board of Directors has approved an amendment to the 2007 Stock Plan, subject to shareholder approval, to reserve an additional 500,000 shares for issuance under this plan, thereby increasing the total number of shares of the Company's common stock reserved for issuance under the 2007 Stock Plan from 6,200,000 to 6,700,000.

Certain provisions of the 2007 Stock Plan are summarized below. The complete text of the 2007 Stock Plan, marked to show the proposed amendment, is attached to this document as Appendix C.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO THE RADISYS CORPORATION 2007 STOCK PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2007 STOCK PLAN

Proposal No. 5 - To Approve the Terms of the Performance Goals Established for the Radisys Corporation 2007 Stock Plan

We are requesting that shareholders approve the material terms of the performance goals set forth in the 2007 Stock Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). On May 15, 2007, the Company’s shareholders approved the 2007 Stock Plan and the terms of the performance goals established thereunder. The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the

Company or any parent or subsidiary of the Company, by providing means of granting awards of incentive stock options, nonstatutory stock options, stock appreciation rights (“SARs”), restricted stock, performance shares and performance units (collectively, the “Awards”).

Shareholder approval of the material terms of the performance goals under of the 2007 Stock Plan permits the Company to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000 paid to certain of the officers under the 2007 Stock Plan. The material terms of the performance goals for the Awards under the 2007 Stock Plan must be disclosed to, and approved by, the shareholders every five years in order to permit the Company to continue to deduct fully for tax purposes the performance-based Awards paid under the 2007 Stock Plan. If this proposal is not approved by shareholders, the Company can continue to grant Awards under the 2007 Stock Plan, provided that the Company will not be able to grant qualified performance-based compensation under Section 162(m) of the Code.

The Company is submitting the 2007 Stock Plan for the shareholders to approve the material terms of the performance goals under the 2007 Stock Plan, which terms were last approved in 2007. On July 31, 2014, the Board of Directors approved the 2007 Stock Plan and the terms of the performance goals thereunder and determined to submit the 2007 Stock Plan and the material terms of the performance goals to the shareholders for approval.

The material terms include the following:

•	Awards may be granted to employees, consultants or directors.

•
The performance goals, which, for purposes of Awards to participants that are intended to qualify as performance-based compensation under Section 162(m) of the Code, must be objectively determinable and substantially uncertain at the time they are established, will be set by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Our Compensation and Development Committee is the current Administrator. For purposes of Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, the performance goals applicable to such Awards may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total shareholder return, and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures adopted by the Administrator. The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the performance goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under the 2007 Stock Plan and any other of our incentive compensation plans. The Administrator may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section in our annual report on Form 10-K for the applicable year, or (ii) the effect of any changes in accounting principles affecting our reported business results as a whole or a business unit's reported results.

•
Subject to adjustments for changes in the Company's capitalization, as described in the 2007 Stock Plan, (i) the maximum number of shares that may be subject to options and SARs granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 1,000,000 shares in the participant's first fiscal year of service, and (ii) the maximum number of shares that may be subject to restricted stock, performance shares or performance units granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 600,000 shares in the participant's first fiscal year of service.

Section 162(m) of the Code limits the deductibility of compensation in excess of $1,000,000 paid during the Company’s taxable year to the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). The 2007 Stock Plan is intended to allow the Administrator to pay benefits that qualify as performance-based compensation within the meaning of Section 162(m) of the Code. The Board of Directors is submitting the 2007 Stock Plan and the material terms of the performance goals thereunder to the shareholders for approval because shareholder approval is required in order to permit full deductibility of all performance-based Awards under the 2007 Stock Plan.

Certain provisions of the 2007 Stock Plan are summarized below. The complete text of the 2007 Stock Plan, marked to show the proposed amendment that is the subject of Proposal 4 in this Proxy Statement, is attached to this document as Appendix C.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSED APPROVAL OF THE TERMS OF THE PERFORMANCE GOALS ESTABLISHED FOR THE RADISYS CORPORATION 2007 STOCK PLAN.

Description of the 2007 Stock Plan

The following paragraphs provide a summary of the principal features of the 2007 Stock Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2007 Stock Plan, which is attached hereto as Appendix C. Capitalized terms used herein and not defined shall have the meanings set forth in the 2007 Stock Plan.

Purpose. The purpose of the 2007 Stock Plan is to attract and retain the services of directors and selected employees and consultants of the Company or any parent or subsidiary of the Company.

Awards. The 2007 Stock Plan permits the grant of incentive stock options, non-statutory stock options, SARs, restricted stock (including restricted stock units), performance shares and performance units.

Stock Subject to the 2007 Stock Plan. If Proposal 4 to amend the 2007 Stock Plan to add an additional 500,000 shares for issuance under this plan is approved by our shareholders, the number of shares of our common stock reserved for issuance under the 2007 Stock Plan will be 6,700,000 shares and the additional authorized shares will be registered under the Securities Act of 1933, as amended, on Form S-8 as soon as practicable after the shareholder approval.

Any shares subject to options or SARs will be counted against the numerical limits of the 2007 Stock Plan as one share for every share subject thereto. Any shares or units subject to restricted stock, performance shares or performance units with a per share or per unit purchase price lower than 100% of fair market value on the date of grant will be counted against the numerical limits of the 2007 Stock Plan as two shares for every one share and, if returned to the 2007 Stock Plan, will be returned to the 2007 Stock Plan as two shares for every one share returned to the 2007 Stock Plan.

Unpurchased, forfeited or repurchased shares will remain available for future grants under the 2007 Stock Plan. With respect to SARs, when a stock-settled SAR is exercised, the shares subject to the SAR agreement will be counted against the number of shares available for future grant or sale under the 2007 Stock Plan; provided, however, if some of the shares subject to the SAR agreement are not issued upon the net exercise or net settlement of such SAR, such shares will become available for future grant or sale under the 2007 Stock Plan. The 2007 Stock Plan does not permit shares used to pay the exercise price of an option or withheld for taxes to be added back to the shares available for future grants.

Administration. The 2007 Stock Plan may be administered by the Board of Directors or a committee appointed by the Board of Directors (the "Administrator"). Our Compensation and Development Committee is the current Administrator. Subject to the provisions of the 2007 Stock Plan, the Administrator has the authority to: (1) interpret the 2007 Stock Plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations relating to the 2007 Stock Plan, (3) select the persons to whom Awards are to be granted, (4) subject to limitations of the 2007 Stock Plan as applicable to each type of Award, determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms and conditions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement), (7) amend any outstanding Award subject to applicable legal restrictions, (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the 2007 Stock Plan, (10) allow participants to satisfy withholding tax obligations by electing to have us withhold from the shares or cash to be issued upon exercise or vesting of an Award that number of shares or cash having a fair market value equal to the minimum amount required to be withheld, (11) determine whether Awards (other than options or SARs) will be adjusted for dividend equivalents, (12) impose restrictions, conditions or limitations as to the timing and manner of any resales or other subsequent transfers by a participant of any shares issued as a result of or under an Award, and (13) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2007 Stock Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of Awards and on all persons deriving their rights therefrom.

Eligibility to Receive Awards. The 2007 Stock Plan provides that performance shares, performance units, restricted stock (including restricted stock units), SARs and non-statutory stock options may be granted to employees, consultants or directors. Incentive stock options may be granted only to our employees. As of July 29, 2014, approximately 850 employees of the Company were eligible to receive Awards. References in this summary to "employment" and "termination of employment" shall, with respect to consultants and outside directors, mean their period of service and the termination of their period of service with us and our subsidiaries.

Share Limits for Awards. In order to satisfy the requirements of Section 162(m) of the Code, the maximum number of shares that may be subject to options and SARs granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 1,000,000 shares in the participant's first fiscal year of service. The maximum number of shares that may be subject to restricted stock, performance shares or performance units granted to a participant in any fiscal year will equal 400,000 shares, except that the limit will be 600,000 shares in the participant's first fiscal year of service.

Code Section 162(m) Performance Goals. We have designed the 2007 Stock Plan so that it permits us to issue Awards that qualify as performance-based under Section 162(m) of the Code. The performance goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total shareholder return, and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures adopted by the Administrator. The performance goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the performance goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under the 2007 Stock Plan and any other of our incentive compensation plans. The Administrator may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in "Management's Discussion and Analysis of Financial Conditions and Results of Operations" section in our annual report on Form 10-K for the applicable year, or (ii) the effect of any changes in accounting principles affecting our reported business results as a whole or a business unit's reported results.

No Repricing. The 2007 Stock Plan prohibits repricing of options and SARs, including by way of an exchange for another Award, unless shareholder approval is obtained.

Terms and Conditions of Stock Options. Each option granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Exercise Price. The Administrator sets the exercise price of the shares subject to each option, provided that the exercise price cannot be less than 100% of the fair market value of our common stock on the option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or the stock of any of our subsidiaries (a "10% Shareholder").

•	Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement. Payment may generally be made in any method permitted by applicable law.

•
Exercise of the Option. Each option agreement will specify the term of the option and the date when the option is to become exercisable. The 2007 Stock Plan provides that in no event shall an option granted under the 2007 Stock Plan be exercised more than 7 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Shareholder, the term of the option shall be for no more than 5 years from the date of grant.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all options held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her option agreement or the expiration date of the option. In the absence of a specified time in the option agreement, the option will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the date of termination of the participant's employment or the expiration date of the option. The participant may exercise all or part of his or her options at any time before such expiration to the extent that such options were exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all options held by such participant under the 2007 Stock Plan expire upon the earlier of twelve months after the participant's death or the expiration date of the option. The executor or other legal representative of the participant may exercise the participant's options at any time before such expiration.

•
ISO Limitation. If the aggregate fair market value of all shares subject to a participant's incentive stock option that are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as non-statutory stock options.

•	No Dividend Equivalent Rights. Upon exercise of an option, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

Stock Appreciation Rights. Each SAR granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Exercise Price and other Terms. The Administrator sets the exercise price and term of SARs granted under the 2007 Stock Plan, provided that no SAR may have a term of more than 10 years from the date of grant and provided further that the exercise price per share of a SAR cannot be less than 100% of the fair market value per share of our common stock on the SAR grant date.

•
Exercise of the SAR. Upon exercise of an SAR, a participant will be entitled to the following amount: (i) the difference between the fair market value of a share on the date of exercise over the exercise price; times (ii) the number of shares with respect to which the SAR is exercised.

•	Form of Consideration. Upon the exercise of an SAR, payment may be in cash, shares or a combination thereof.

•
Termination of Employment. If a participant's employment terminates for any reason (other than death or permanent disability), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for three months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Permanent Disability. If a participant is unable to continue employment as a result of permanent and total disability (as defined in the Code), all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's termination. The participant may exercise all or part of his or her SAR at any time before such expiration to the extent that such SAR was exercisable at the time of termination of employment.

•
Death. If a participant dies while employed by us, all SARs held by such participant under the 2007 Stock Plan expire upon the earlier of such period of time as is set forth in his or her SAR agreement or the expiration date of the SAR. In the absence of a specified time in the SAR agreement, the SAR will remain exercisable for 12 months following the participant's death. The executor or other legal representative of the participant may exercise the participant's SAR at any time before such expiration.

Restricted Stock. Each share of restricted stock granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Restrictions. The Administrator sets the conditions upon which the grant, vesting or issuance of restricted stock is conditioned. Such conditions will typically be based principally or solely on continued provision of services but may include a performance-based component.

•
Restricted Stock Units. Restricted stock may also be granted in the form of restricted stock units. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to restricted stock units or the cash payable thereunder.

Performance Shares. Each performance share granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Grant. Performance shares will be granted in the form of units to acquire shares of our common stock. Each unit will be the equivalent of one share of our common stock for purposes of determining the number of shares subject to an Award. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the performance units.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance shares is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Performance Units. Each performance unit granted under the 2007 Stock Plan will be subject to the following terms and conditions:

•
Grant. Performance units will be granted in the form of units to acquire shares of our common stock. Each unit will be the cash equivalent of one share of our common stock, and will be settled in cash in an amount equivalent to the fair market value of the underlying shares as of the vesting date. No right to vote or receive dividends or any other rights as a shareholder will exist with respect to performance units or the cash payable thereunder.

•
Performance Milestones. The Administrator sets the conditions upon which the grant or vesting of performance units is conditioned. Such conditions will typically be based principally or solely on achievement of performance-based milestones but may include a service-based component.

Compliance with Code Section 409A. To the extent that the Administrator determines that any Award granted under the 2007 Stock Plan is subject to Section 409A of the Code, it is intended that the 2007 Stock Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that the Award Agreement and the 2007 Stock Plan be interpreted and construed in compliance with Section 409A and the Treasury Regulations and other interpretive guidance issued under Section 409A.

Material Federal Income Tax Consequences

The U.S. federal income tax consequences of Awards under the 2007 Stock Plan are summarized below. The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, foreign and other tax consequences of the grant, exercise or settlement of an Award or the disposition of shares of our common stock acquired as a result of an Award. The 2007 Stock Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonstatutory Stock Options. The grant of a non-statutory stock option with an exercise price equal to the fair market value of our stock on the date of grant has no immediate federal income tax effect. The participant will not recognize any taxable income and we will not receive a tax deduction.

When the participant exercises the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price. If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of income recognized. We will receive a tax deduction equal to the amount of income recognized.

When the participant sells the shares of our common stock obtained from exercising a non-statutory stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the participant.

Incentive Stock Options. When a participant is granted an incentive stock option, or when the participant exercises the incentive stock option, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax) and we will not receive a tax deduction.

If the participant holds the shares of our common stock for at least two years from the date of grant, and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the shares are disposed of during this period, the option will be treated as a non-statutory stock option, and the participant will recognize taxable income equal to the lesser of the fair market value of the shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the taxable income portion will be taxable as long-term or short-term capital gain. We will only receive a tax deduction if the shares are disposed of during this period. The deduction will be equal to the amount of taxable income the participant recognizes.

Stock Appreciation Rights. Where SARs are granted with an exercise price equal to the fair market value of our stock on the grant date, the participant will recognize taxable income upon the exercise of the right equal to the fair market value of the stock or cash received upon such exercise. If the participant receives shares of our stock, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Restricted Stock. Generally, a participant who receives restricted stock will recognize taxable income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the participant in exchange for the stock. If, however, the stock is not vested when it is received, the participant generally will not recognize taxable income until the stock becomes vested, at which time the participant will recognize taxable income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the participant in exchange for the stock. A participant may, however, file an election with the Internal Revenue Service within 30 days of his or her receipt of the restricted stock award to recognize taxable income, as of the date the participant receives the Award, equal to the excess, if any, of the fair market value of the stock on the date the Award is granted over any amount paid by the participant in exchange for the stock.

The participant's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock awards will be the amount paid for such shares plus any taxable income recognized either when the stock is received or when the stock becomes vested.

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant and will also be entitled to a deduction for dividends or dividend equivalents paid to the participant (if any) on stock that has not vested.

Restricted Stock Units, Performance Shares and Performance Units. Generally, the participant who receives a restricted stock unit, performance share or performance unit structured to conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) will recognize taxable income at the time the stock or cash is delivered equal to the excess, if any, of the fair market value of the shares of our common stock or the cash received over any amount paid by the participant. If the restricted stock unit, performance share or performance unit does not conform to the requirements of Section 409A of the Code (or qualify for an exception thereto) then, in addition to the tax treatment described above, the participant will owe an additional 20% tax and interest on any taxes owed.

If the participant receives shares of our stock in settlement of a restricted stock unit, performance share or performance unit, then upon sale of those shares any subsequent gain or loss will be taxed as a capital gain or loss (long-term or short-term depending on how long the shares have been held).

If the participant is employed by the Company or any of its subsidiaries, we are required to withhold tax on the amount of taxable income recognized. We will generally be entitled to a tax deduction equal to the taxable income realized by the participant.

Section 409A. Section 409A of the Code covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the recipient of deferred compensation, including employees, consultants and directors, for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation. Section 409A of the Code does not apply to incentive stock options, non-statutory stock options and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date). Section 409A may apply to restricted stock units, performance units and performance shares.

Section 162(m). As described above, Awards may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve the Company's federal income tax deduction with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to certain executive officers. To qualify, options and other Awards must be granted by a committee consisting solely of two or more "outside directors" (as defined under applicable regulations) and satisfy the limit on the total number of shares of our common stock that may be awarded to any one participant during any fiscal year. In addition, for Awards other than options and SARs (that are not discounted) to qualify, the grant, issuance, vesting or retention of the Award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more "outside directors".

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

In July 2011, Radisys acquired CCPU pursuant to the Merger Agreement, resulting in a change in the Company's senior leadership and a redefined business strategy. The aggregate consideration to be paid to the former shareholders of CCPU pursuant to the terms of the Merger Agreement was approximately $100,985,855. In addition to consideration paid to shareholders of CCPU at the closing of the acquisition, we were required, pursuant to the terms of the Merger Agreement, to (i) deposit shares of the Company's common stock (“Escrow Stock Consideration”) into an escrow account (the “Escrow Account”) to serve as security for indemnification obligations of the Company and as security for certain amounts that may be required to be reimbursed to us pursuant to the Merger Agreement and (ii) make certain earn-out payments (the “Earn-Out Payments;” and together with the Escrow Stock Consideration, the “CCPU Share Consideration”) to the former CCPU shareholders based on the amount of royalty revenues generated by a specific set of contracts associated with CCPU's Trillium products recognized over a period of 36 months beginning on August 1, 2011 (the “Commencement Date”). At the time of the closing of the transactions contemplated by the Merger Agreement, the Escrow Stock Consideration had approximate dollar value of $11,279,885 while the approximate dollar value of the Earn-Out Payments was estimated to be $10.8 million based on the Company's estimate of eligible future royalty revenues over the earn-out period.

Pursuant to the terms of the Merger Agreement, (i) subject to any indemnification claims made against Radisys, one-half of the Escrow Stock Consideration was released to CCPU shareholders on July 8, 2012 with the remainder released on January 8, 2013 and (ii) we will make Earn-Out Payments in cash in three installments following the 18-, 24- and 36-month anniversaries of the Commencement Date (as defined in the Merger Agreement) in each case equal to the amount of such royalty revenues during the immediately preceding 18-month, six-month or 12-month period, as applicable, except that, in lieu of making any and all Earn-Out Payments, we were permitted to elect, at any time prior to the fifth business day following the determination of any Earn-Out Payment to be paid with respect to the first 18-month period, to make a one-time payment in cash and/or, subject to certain share issuance requirements, shares of the Company's common stock with a combined aggregate value of $15,000,000. The Company did not elect to make such payment.

The transactions contemplated by the Merger Agreement were approved unanimously by the Board of Directors.

Amit Agarwal, our former Vice President and General Manager, Software and Solutions, was previously the Chief Operating Officer of CCPU, who joined us following the acquisition of CCPU. Pursuant to the terms of the Merger Agreement, and as described above, Mr. Agarwal may be entitled to payments of CCPU Share Consideration in the future. The approximate dollar value of Mr. Agarwal's interest in the transactions contemplated by the Merger Agreement is summarized below:

Name	Merger Consideration Received in Cash-2011 (1)	Merger Consideration Received in Radisys Shares-2011 (1)	Assumed Stock Options (Intrinsic Value) (2)	Escrow Merger Consideration Received in Shares - 2012 & 2013	Contingent Merger Consideration (Cash) (3)	Contingent Assumed Stock Options (Intrinsic Value) (4)	Total
Amit Agarwal	$423,987	$105,655	$139,997 (5)	$92,594 (6)	$15,663	$1,200	$779,096

(1)	Valued at $8.39, which is the closing price of our stock on the closing date of the merger.

(2)
Intrinsic value represents the aggregate market value on the closing date of the merger less the aggregate exercise price and includes stock options for which exercisability is subject to the attainment of time-based vesting schedule and the payment of contingencies (other than earnout) pursuant to Section 6.11 of the Merger Agreement.

(3)
Represents estimated earn-out payments subject to timing described above and assumes no indemnification or other claims against escrow fund as well as future payments under the Holder Representative Fund. Estimated earn-out amounts are calculated based on the Company's estimate of projected revenues generated during the 36-month earnout period. As of December 31, 2013 the present value of future payments, including payments to date, under the earnout were estimated to be $0.9 million.

(4)
Represents the intrinsic value on December 31, 2013 of contingent assumed options subject to earnout pursuant to Section 6.11 of the Merger Agreement. Estimated earn-out amounts are calculated based on the Company's estimate of projected revenues generated during the 36-month earnout period. As of December 31, 2013, the present value of future payments under the earnout was estimated to be $0.4 million. Shares are valued at $3.22 on July 29, 2014.

(5)
On July 8, 2012 and January 8, 2013, escrow was released and assumed options subject to the escrow ceased to be contingent. Assumed option shares subject to escrow had an intrinsic value of $15,523.81 and $6,396.46, respectively. On April 12, 2013 and October 18, 2013, the first two earnout distributions were released and a portion of assumed options subject to earnout ceased to be contingent. Assumed option shares subject to earnout had an intrinsic value of $878.63 and $93.14, respectively.

(6)	On July 8, 2012 and January 8, 2013, escrow was released. Such shares had a value of $62,425 and $30,169, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

SECTION 16(a) BENEFICIAL
OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of the reports received by the Company during and with respect to fiscal year 2013 and on written representations of certain reporting persons, no director, executive officer or beneficial owner of more than 10% of the outstanding common stock of the Company failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except for Mr. Bronson and Mr. Muhich who inadvertently failed to file on a timely basis, a Form 4 with respect to performance shares earned, but not yet vested.

HOUSEHOLDING OF MATERIALS

We participate, and some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of the Notice may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of the Notice or this Proxy Statement and its annual report to any shareholder upon request by writing or calling the Company at the following address or phone number: Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Investor Relations or by calling (503) 615-7797. Any shareholder who wants to receive separate copies in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Our bylaws require shareholders to give the Company advance notice of any proposal or director nomination to be submitted at an annual meeting of shareholders. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124, Attention: Corporate Secretary. The bylaws prescribe the information to be contained in any such notice. To be timely, a shareholder's notice must be delivered to or mailed and received by the Corporate Secretary not less than 50 days nor more than 75 days before the annual meeting, provided, however, that if less than 65 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder, to be timely, must be received by the Corporate Secretary not later than the close of business on the tenth day following the earlier of the day on which the notice of the date of the meeting was mailed or public disclosure was made. The Company's 2015 annual meeting of shareholders is expected to be held on or about May 27, 2015, although this may change in the discretion of our board of directors. Any notice relating to a shareholder proposal for the 2015 annual meeting, to be timely, must be received by the Company between March 13, 2015 and April 7, 2015. Shareholders wishing to submit proposals in compliance with Rule 14a-8 of the Exchange Act, for inclusion in the Company's proxy statement for the 2015 annual meeting of shareholders must deliver their proposals to our executive offices not later than April 13, 2015, which is 120 days before the anniversary of August 11, 2014, this year's mailing date.

DISCRETIONARY AUTHORITY

Although the Notice of the annual meeting of shareholders provides for transaction of any other business that properly comes before the meeting, the Board of Directors has no knowledge of any matters to be presented at the meeting other than the matters described in this proxy statement. The enclosed proxy, however, gives discretionary authority to the proxy holders to vote in accordance with their judgment if any other matters are presented.

APPENDIX A

Companies Included in the Radford Executive Survey Market Cut

ADVANCED ENERGY INDUSTRIES	EXTREME NETWORKS	PHOTRONICS
ADVENT SOFTWARE	FUSION-IO	POWER INTEGRATIONS
ALASKA COMMUNICATIONS SYSTEMS	GLOBECOMM SYSTEMS	PROGRESS SOFTWARE
ALPHA & OMEGA SEMICONDUCTOR	GUIDEWIRE SOFTWARE	QAD
AMERICAN SCIENCE & ENGINEERING	HUTCHINSON TECHNOLOGY	RAMBUS
ANRITSU	INFINERA	REALNETWORKS
APPLIED MICRO CIRCUITS	INTERACTIVE INTELLIGENCE	ROSETTA STONE
ASPEN TECHNOLOGY	INTRALINKS	RUDOLPH TECHNOLOGIES
ATMI	IRIDIUM SATELLITE	SEMTECH
AVIAT NETWORKS	IXIA	SERVICE-NOW.COM
AXCELIS TECHNOLOGIES	KOFAX	SERVICESOURCE
BLACKBAUD	LATTICE SEMICONDUCTOR	SHORETEL
CABOT MICROELECTRONICS	M/A-COM TECHNOLOGY SOLUTIONS	SILICON IMAGE
CALIX	MANHATTAN ASSOCIATES	SMSC
CAVIUM	MARKEM-IMA JE	SONUS NETWORKS
COGNEX	MELLANOX TECHNOLOGIES	SYMMETRICOM
COHU	MERCURY COMPUTER SYSTEMS	TELENAV
COMMVAULT SYSTEMS	MICREL SEMICONDUCTOR	TESSERA TECHNOLOGIES
COMSCORE	MONOLITHIC POWER SYSTEMS	THE ACTIVE NETWORK
CRAY	NETSCOUT SYSTEMS	TIVO
DATALINK	NETSUITE	TOPPAN PHOTOMASKS
DEALERTRACK	NOVATEL WIRELESS	TYLER TECHNOLOGIES
ELECTRO SCIENTIFIC INDUSTRIES	OCLARO	ULTRA CLEAN TECHNOLOGY
ENTROPIC COMMUNICATIONS	PEGASYSTEMS	VICOR
EPSON ELECTRONICS AMERICA - SJ		WEBSENSE
EXACTTARGET

A-1

APPENDIX B

Companies Included in the Chief Executive Officer Salary Benchmarking Data

3D Systems Corp
Alpha and Omega Semiconductor
CommVault Systems Inc
Concur Technologies, Inc
Dealertrack Technologies Inc
Fusion-io Inc
Hackett Group Inc
Information Services Group Inc
Integrated Silicon Solutions
Mercury Systems Inc
Pegasystems Inc
Power Integrations Inc
Progress Software Corp
QLogic Corp
Shoretel Inc
Zygo Corp

B-1

Appendix C

Radisys Corporation
2007 Stock Plan (2)
(As amended through [September 4, 2013] September 22, 2014)
1.Purposes of the Plan. The purpose of this 2007 Stock Plan (the “Plan”) is to enable Radisys Corporation (the “Company”) to attract and retain the services of Directors and selected Employees and Consultants of the Company or any Parent or Subsidiary of the Company. Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units, as determined by the Administrator at the time of grant.

2.Definitions. As used herein, the following definitions shall apply:
(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c)“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares or Performance Units.

(d)“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)“Awarded Stock” means the Common Stock subject to an Award.

(f)“Board” means the Board of Directors of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h)“Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i)“Common Stock” means the common stock of the Company.

(j)“Company” means Radisys Corporation.

(k)“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services.

(l)“Director” means a member of the Board.

(m)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n)“Dividend Equivalent” means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award (other than an Option or an SAR) held by such Participant.

(o)“Effective Date” means March 21, 2007.

(2) Underscored text is new, text in brackets is to be deleted.

(p)“Employee” means any person employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed 90 calendar days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st calendar day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq Global Select Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(s)“Fiscal Year” means a fiscal year of the Company.

(t)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(v)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(w)“Outside Director” means a Director who is not an Employee.

(x)“Option” means a stock option granted pursuant to the Plan.

(y)“Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(z)“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)“Participant” means the holder of an outstanding Award granted under the Plan.

(bb)    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) revenue, (b) asset management, (c) earnings per share, (d) net income, (e) operating cash flow, (f) operating margins, (g) operating income, (h) return on assets, (i) return on equity, (j) return on sales, (k) total stockholder return and (l) earnings before interest, taxes, depreciation and amortization, or such similar objectively determinable financial or other measures as may be adopted by the Administrator. The Performance Goals may be based on absolute target numbers or growth in one or more such categories compared to a prior period or to one or more peer companies or an index of peer companies. The measures which constitute the Performance Goals may, at the discretion of the Administrator, be based on pro forma numbers and may, as the Administrator specifies, either include or exclude the effect of payment of the Awards under this Plan and any other incentive compensation plans of the Company. The Performance Goals may differ from Participant to Participant and from Award to Award. In establishing a Performance Goal, the Administrator may provide that the attainment of the Performance Goal shall be measured by appropriately adjusting the evaluation of Performance Goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial conditions and results of operations appearing in the Company's annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company's or a business unit's reported results.

(cc)    “Performance Share” means Shares granted pursuant to Section 12 of the Plan.

(dd)    “Performance Unit” means performance units granted pursuant to Section 13 of the Plan.

(ee)    “Plan” means this 2007 Stock Plan.

(ff)    “Restricted Stock” means Shares granted pursuant to Section 11 of the Plan.

(gg)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)    “Service Provider” means an Employee, Consultant or Director.

(ii)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(jj)    “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 10 hereof.

(kk)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is [6,200,000] 6,700,000 Shares.
Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one share for every share subject thereto. Any Shares or units subject to Restricted Stock, Performance Shares or Performance Units with a per share or per unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto and, if returned to the Plan pursuant to the last paragraph of this Section, shall be returned to the Plan as two Shares for every one Share returned to the Plan.
The Shares may be authorized, but unissued, or reacquired Common Stock.
If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Performance Units is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when a stock-settled SAR is exercised, the Shares subject to the SAR Award Agreement shall be counted against the number of Shares available for future grant or sale under the Plan; provided, however, if some of the Shares subject to the SAR Award Agreement are not issued upon the net exercise or net settlement of such SAR, such Shares shall become available for future grant or sale under the Plan. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, if unvested Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option and Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan.
4.Administration of the Plan.
(a)Procedure.

(i)Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(ii)Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value of the Common Stock, in accordance with Section 2(r) of the Plan;
(ii)to select the Service Providers to whom Awards may be granted hereunder;

(iii)to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

(iv)to determine the number of Shares to be covered by each Award granted hereunder;

(v)to approve forms of agreement for use under the Plan;

(vi)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)to construe and interpret the terms of the Plan and Awards;

(viii)to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)to modify or amend each Award (subject to Section 9(c) and Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(x)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)to allow Participants to satisfy all or part of their withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)to determine the terms and restrictions applicable to Awards;

(xiii)to determine whether Awards (other than Options or SARs) will be adjusted for Dividend Equivalents;

(xiv)to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xv)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.Eligibility. Performance Shares, Performance Units, Restricted Stock, Stock Appreciation Rights, and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment at any time, with or without cause or notice.

7.Code Section 162(m) Provisions.

(a)Option and SAR Annual Share Limit. The maximum number of Shares that may be subject to Options and Stock Appreciation Rights granted to a Participant in any Fiscal Year shall equal 400,000 Shares; provided, however, that such limit shall be 1,000,000 Shares in the Participant's first Fiscal Year of Company service.

(b)Restricted Stock, Performance Shares and Performance Units Annual Limit. The maximum number of Shares that may be subject to Restricted Stock, Performance Shares or Performance Units granted to a Participant in any Fiscal Year shall equal 400,000 Shares; provided, however, that such limit shall be 600,000 Shares in the Participant's first Fiscal Year of Company service.

(c)Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock, Performance Shares or Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares or Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(d)Changes in Capitalization. The numerical limitations in Section 7(a) and (b) shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16(a).

8.Term of Plan. The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the stockholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect. The Plan shall continue in effect for a term of 10 years after the Effective Date.

9.Stock Options.

(a)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than 7 years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five years from the date of grant.

(b)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant; provided, however, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the

Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(c)No Repricing. Subject to Section 16, the exercise price for an Option may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(e)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i)cash;

(ii)check;

(iii)other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv)delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(v)subject to compliance with Code Section 409A, a reduction in the amount of any Company liability to the Participant;

(vi)any combination of the foregoing methods of payment; or

(vii)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(f)Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan.
Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option for 12 months following the Participant's termination (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement). If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised for 12 months following the Participant's death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(j)ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which becomes exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(j), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

10.Stock Appreciation Rights.

(a)Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)Exercise Price and other Terms. Subject to Section 7(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, no SAR may have a term of more than 10 years from the date of grant, and provided further, the exercise price per Share of a SAR shall be no less than 100% of the Fair Market Value per Share on the date of grant of the SAR. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as a SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award.

(c)Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i)the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(ii)the number of Shares with respect to which the SAR is exercised.

(d)Payment Upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

(e)SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)Disability. If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Award Agreement). In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the SAR Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Award Agreement), by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Award Agreement, the SAR shall remain exercisable for 12 months following the Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

11.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock. Restricted Stock may be granted in the form of restricted stock units that are not issued until the vesting conditions are satisfied. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of restricted stock units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the Award. Any certificates representing the Shares of Restricted Stock awarded shall bear such legends as shall be determined by the Administrator.

(c)Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than 10 years following the date of grant.

12.Performance Shares.

(a)Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7(b) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share

Award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Performance Shares are awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Share agreement as a condition of the Award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(c)Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

13.Performance Units.

(a)Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in cash in an amount equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, Awards of performance share units will be settled no later than two and one-half months after the end of the calendar year in which such Award vests.

(b)Number of Performance Units. Subject to Section 7(b) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the Award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

14.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during a medical, family or military leave of absence, whether paid or unpaid, and vesting of Awards shall be suspended during any other unpaid leave of absence.

15.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, no Option shall in any event be transferable for value.

16.Adjustments Upon Changes in Capitalization.

(a)Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the limit on the number of Shares that may be issued in conjunction with Restricted Stock, Performance Shares and Performance Units under Section 3, and the 162(m) Fiscal Year share issuance limits under Sections 7(a) and (b) hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until 10 calendar days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party or a sale of all or substantially all of the Company's assets (each, a “Transaction”), the Board shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(i)Outstanding Awards shall remain in effect in accordance with their terms.

(ii)Each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to Awards granted to an Outside Director that are assumed or substituted for, if immediately prior to or after the Transaction the Participant's status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, then the Participant shall fully vest in such Award and, with respect to Options and SARs, shall have the right to exercise such Options and SARs as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. The amount, type of securities subject thereto and, if applicable, exercise price of the assumed or substituted Awards shall be determined by the Board, taking into account the relative values of the companies involved in the Transaction and the exchange ratio, if any, used in determining shares of the successor corporation, or Parent or Subsidiary thereof, to be issued to holders of Shares. Unless otherwise determined by the Board and except as otherwise provided above with respect to Outside Directors, the assumed or substituted Awards shall be vested only to the extent that the vesting requirements relating to Awards granted hereunder have been satisfied.

(iii)The Board shall provide a 30 calendar-day period prior to the consummation of the Transaction during which outstanding Options and SARs may be exercised to the extent then exercisable, and upon the expiration of such 30 calendar-day period, all unexercised Options and SARs shall immediately terminate. The Board may, in its sole discretion, accelerate the exercisability of Options and SARs so that they are exercisable in full during such 30 calendar-day period. The Board may also, in its sole discretion, accelerate the vesting of Restricted Stock, Performance Share or Performance Unit Awards.

17.Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator; provided, however, the date of grant of an Option shall be the date when the Option is granted and its exercise price is set, consistent with Applicable Laws and applicable financial accounting rules. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

18.Amendment and Termination of the Plan.

(a)Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan. With respect to any Participant or Service Provider who is resident outside of the United States, the Administrator may, in its sole discretion, amend or vary the terms of the Plan in order to conform such terms with the requirements of local law, to meet the goals and objectives of the Plan, and may, in its sole discretion, establish administrative rules, regulations and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. The Administrator may, where it deems appropriate in its sole discretion, establish one or more sub-plans of the Plan for these purposes.

(b)Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)Effect of Amendment or Termination. Except as otherwise provided in Section 23, no amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

19.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20.Liability of Company.

(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)Grants Exceeding Allocated Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18(b) of the Plan.

21.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

22.Governing Law. The Plan and all Award Agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of Oregon, without regard to its conflicts of laws provisions.

23.Compliance with Code Section 409A. Awards granted under the Plan are intended to be exempt from Code Section 409A. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, to the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that the Plan incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith. Although the Company and the Administrator intend to administer the Plan so that it will comply with the requirements of Code Section 409A, neither the Company nor the Administrator represents or warrants that the Plan will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers shall be liable to any Participant (or any other individual claiming a benefit through any Participant) for any tax, interest, or penalties the Participant may owe as a result of compensation paid under the Plan, and the Company and its subsidiaries shall have no obligation to indemnify or otherwise protect the Participant from the obligation to pay any taxes pursuant to Code Section 409A.

24.    Prohibition on Acceleration of Payments. The time or schedule of any settlement or amount scheduled to be paid pursuant to the terms of the Plan or any Award Agreement that is a “deferral of compensation” under Code Section 409A may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder.
25.    Time and Form of Settlement. The time and form of settlement of the Participant's Award shall be made in accordance with the provisions of the Plan and the applicable Award Agreement, provided that if a Participant receives settlement of an Award upon termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Participant is a “specified employee” under Code Section 409A, such portion of the payment shall be delayed until the earlier to occur of the Participant's death or the date that is six months and one day following the Participant's termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 25 shall be paid to the Participant in a lump sum and remaining payments, if any, shall be paid in accordance with the terms of the applicable Award Agreement. For purposes of the Plan and any Award Agreement, the terms “terminate,” “termination,” “termination of employment,” and variations thereof, as used in this Plan and any Award Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A.

Radisys Corporation

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. Eastern Time on September 21, 2014.

Vote by Internet

- Go to **www.envisionreports.com/RSYS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 5.

1. Election of Directors:

Nominee	For	Withhold
01 - C. Scott Gibson	☐	☐
02 - Brian Bronson	☐	☐
03 - Hubert de Pesquidoux	☐	☐
04 - M. Niel Ransom	☐	☐
05 - Lorene K. Steffes	☐	☐
06 - Vincent H. Tobkin	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

6 4 D V

01VOSB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Radisys Corporation

Notice of 2014 Annual Meeting of Shareholders

Radisys Corporation
5435 NE Dawson Creek Drive
Hillsboro, OR 97124

Proxy Solicited by Board of Directors for Annual Meeting — Monday, September 22, 2014

Brian J. Bronson and Allen Muhich, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Radisys Corporation to be held on September 22, 2014 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will vote the shares represented by this proxy FOR all Director nominees in Item 1, FOR Item 2, FOR Item 3, FOR Item 4, and FOR Item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)